RESTATEMENT AGREEMENT

RESTATEMENT AGREEMENT, dated as of August 1, 2024 (this “Agreement”), to the Credit Agreement dated as of December 22, 2021 (as amended by that certain Increase Joinder and First Amendment, dated as of August 25, 2022, as further amended by that certain Second Amendment, dated as of October 13, 2022, as further amended by that certain Third Amendment, dated as of June 2, 2023 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among P10, Inc., a Delaware corporation (the “Parent”), P10 Intermediate Holdings LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement (as defined below).

WHEREAS, the Borrower has requested to establish (i) a new term loan facility to be made available in a single drawing on the Restatement Effective Date (as defined below) in an aggregate principal amount of $325,000,000 (the “New Term Loan Facility”, and the loans under the New Term Loan Facility, the “New Term Loans”) and (ii) a new revolving credit facility to be made available to the Borrower on and after the Restatement Effective Date in an aggregate principal amount of $175,000,000 (the “New Revolving Credit Facility” and the loans under the New Revolving Credit Facility, the “New Revolving Loans”), in each case on the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement (as defined below);

WHEREAS, (a) the proceeds of the New Term Loans and the New Revolving Loans borrowed under the New Term Loan Facility and the New Revolving Credit Facility, respectively, on the Restatement Effective Date will be used (i) to refinance the Borrower’s existing revolving credit facility and term loan facility under the Credit Agreement and permanently terminate all commitments in connection therewith and (ii) to finance the ongoing working capital needs and general corporate purposes of the Parent and its Subsidiaries, including, without limitation, to finance acquisitions otherwise permitted under the Amended and Restated Credit Agreement and (b) the proceeds of the New Revolving Loans borrowed under the New Revolving Credit Facility following the Restatement Effective Date will be used to finance the ongoing working capital needs and general corporate purposes of the Parent and its Subsidiaries, including, without limitation, to finance acquisitions otherwise permitted by the Amended and Restated Credit Agreement;

WHEREAS, pursuant to the terms of the Credit Agreement, the consent of each of the Borrower, the Agent and the Lenders (as defined in the Credit Agreement) party hereto comprising the Required Lenders immediately prior to the Restatement Effective Date is required to effect this Agreement and the amendments set forth herein and in the Amended and Restated Credit Agreement;

WHEREAS, the Borrower has requested, and the Lenders party hereto, have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended and restated as provided herein in order to permit the Transactions (the Credit Agreement, as so amended and restated, the “Amended and Restated Credit Agreement”);

WHEREAS, JPMorgan Chase Bank, N.A. is acting as sole lead arranger and sole bookrunner in connection with this Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1

Section 1.
Representations and Warranties. The Borrower represents and warrants as of the date hereof that:
(i)
The representations and warranties of Loan Parties contained in the Amended and Restated Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Restatement Effective Date (as defined below) (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates); and
(ii)
No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date or shall result from the entry into and effectiveness of this Agreement on the Restatement Effective Date.
Section 2.
Amendment and Restatement of Credit Agreement.

Effective as of the Restatement Effective Date:

(a)
The Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex A hereto.
(b)
Each of the Schedules to the Credit Agreement are hereby amended and restated in their entirety pursuant to each corresponding Schedule attached as part of Annex B hereto.
(c)
Exhibits R-1 and R-2 to the Credit Agreement are hereby amended and restated in their entirety pursuant to each corresponding Exhibit attached as part of Annex C hereto.
Section 3.
Conditions to Effectiveness of Agreement.

This Agreement shall become effective on the first date (the “Restatement Effective Date”) on which (a) the Agent has received executed counterparts of this Agreement from the Borrower, each Guarantor and each Lender (which Lenders in the aggregate, each solely in their capacities as an existing Lender, shall constitute the requisite Lenders required by the terms of the Credit Agreement), each of which shall be originals or facsimiles or electronic copies and (b) each of the conditions precedent set forth in Article III of the Amended and Restated Credit Agreement shall have been satisfied or waived.

Section 4.
Counterparts; Electronic Execution; Governing Law, Jurisdiction; Waiver of Right to Trial by Jury; No Fiduciary Duties.

The provisions in Sections 11.6, 11.7, 11.8,11.9 and 11.17 of the Amended and Restated Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 5.
Headings.

The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.
Effect of Agreement; Reaffirmation.

2

(a)
This Agreement shall constitute a Loan Document for all purposes under the Amended and Restated Credit Agreement and the other Loan Documents. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Agreement shall not constitute a novation of the Credit Agreement or any of the Loan Documents or serve to effect a novation of the obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect.
(b)
Each Loan Party hereby (i) acknowledges that it has reviewed the terms and provisions of the Amended and Restated Credit Agreement and this Agreement and consents to this Agreement, (ii) agrees that the Lenders are “Lenders” and “Secured Parties” for all purposes under the Loan Documents to which such Loan Party is a party. Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound, all Liens created thereunder and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document (as amended hereby)). Each Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

P10 INTERMEDIATE HOLDINGS LLC, as Borrower

By: /s/ Luke Sarsfield III
Name: Luke Sarsfield III
 Title: Chief Executive Officer

P10, INC.

P10 HOLDINGS, INC.

TRIDENT ECG HOLDINGS LLC

P10 ADVISORS, LLC, as Guarantors

By: /s/ Luke Sarsfield III
Name: Luke Sarsfield III
 Title: Chief Executive Officer

BONACCORD CAPITAL ADVISORS LLC

HARK CAPITAL ADVISORS LLC

WESTECH INVESTMENT ADVISORS LLC, as Guarantors

By: /s/ Luke Sarsfield III
Name: Luke Sarsfield III
 Title: Manager

P10 RCP HOLDCO, LLC

RCP ADVISORS 2, LLC

RCP ADVISORS 3, LLC, as Guarantors

By: /s/ Alexander Abell
Name: Alexander Abell
 Title: Vice President

4

FIVE POINTS CAPITAL LLC, as Guarantor

By: /s/ S. Whitfield Edwards
Name: S. Whitfield Edwards
 Title: President

TRUEBRIDGE CAPITAL PARTNERS LLC, as Guarantor

By: /s/ Dominic Hong
Name: Dominic Hong
 Title: Treasurer and Secretary

ENHANCED CAPITAL GROUP, LLC

ENHANCED TAX CREDIT FINANCE, LLC

ENHANCED ASSET MANAGEMENT, LLC

ENHANCED COMMUNITY DEVELOPMENT, LLC

ENHANCED CAPITAL CONSULTING, LLC

ENHANCED CAPITAL HTC MANAGER, LLC

ENHANCED CAPITAL RETC MANAGER, LLC

ENHANCED TAX CREDIT LENDING, LLC

ENHANCED CAPITAL TAX CREDIT MANAGER, LLC

ENHANCED CAPITAL RURAL MANAGER, LLC

ENHANCED CAPITAL IMPACT LENDING, LLC

ENHANCED PACE FINANCE, LLC

EC STATE TAX CREDIT FUND II, LLC

ENHANCED PUERTO RICO, LLC, as Guarantors

By: /s/ Michael Korengold
Name: Michael Korengold
 Title: President

5

JPMORGAN CHASE BANK, N.A., as
the Agent

By: /s/ Barbara Ingrassia
Name: Barbara Ingrassia
 Title: Vice President

6

KeyBank National Association, as a Lender

By: /s/ Michael G Kousaie
Name: Michael G Kousaie
 Title: Vice President

7

TEXAS CAPITAL BANK, as a Lender

By: /s/ Jon-Michael Thomas
Name: Jon-Michael Thomas
 Title: Vice President, Senior Portfolio Manager

8

CIBC Bank USA, as a Lender

By: /s/ Michael Carbonara
Name: Michael Carbonara
 Title: Associate Managing Director

9

REGIONS BANK, as a Lender

By: /s/ William Soo
Name: William Soo
 Title: Managing Director

10

The Huntington National Bank, as a Term Lender and
a Revolving Lender

By: /s/ Louis Ragusa
Name: Louis Ragusa
 Title: Director

11

MORGAN STANLEY BANK N.A., as a Lender

By: /s/ Michael King
Name: Michael King
 Title: Authorized Signatory

12

EAST WEST BANK, as a Lender

By: /s/ Peter J. Marquis
Name: Peter J. Marquis
 Title: Senior Vice President

13

STIFEL BANK & TRUST, as a Lender

By: /s/ Matthew L. Diehl
Name: Matthew L. Diehl
 Title: Senior Vice President

14

Banc of California, as a Lender

By: /s/ Audrey Yen
Name: Audrey Yen
 Title: Managing Director

15

COMERICA BANK, as a Lender

By: /s/ John Smithson
Name: John Smithson
 Title: Vice President

16

WILMINGTON SAVINGS FUND SOCIETY, FSB, as a Term Lender

By: /s/ Mark J. Campo
Name: Mark J. Campo
 Title: Vice President

17

Sunflower Bank, N.A., as a Lender

By: /s/ Brad Kraus
Name: Brad Kraus
 Title: Senior Vice President

18

Southern Bancorp Bank, as a Lender

By: /s/ Shari M. Echols
Name: Shari M. Echols
 Title: Vice President

19

ANNEX A

(see attached)

20

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 1, 2024,

among

P10, INC.,

as the Parent,

P10 INTERMEDIATE HOLDINGS LLC,

as the Borrower

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

THE LENDERS PARTY HERETO FROM TIME TO TIME

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

JPMORGAN CHASE BANK, N.A., KEYBANC CAPITAL MARKETS INC.
and

TEXAS CAPITAL BANK,

as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS AND CONSTRUCTION
1.1	Definitions	1
1.2	Construction	38
1.3	Accounting Terms; GAAP	39
1.4	Divisions	39
1.5	Interest Rates: Benchmark Notification	39
1.6	Certain Calculations	40
1.7	Limited Condition Transactions	41
1.8	Amend and Restatement	42
1.1	Definitions	1
1.2	Construction	38
1.3	Accounting Terms; GAAP	39
1.4	Divisions	39
1.5	Interest Rates; Benchmark Notification	39
1.6	Certain Calculations	40
1.7	Limited Condition Transactions	41
1.8	Amendment and Restatement.	42
ARTICLE II AMOUNT AND TERMS OF LOANS
2.1	Credit Facilities	42
2.2	Rate Designation	43
2.3	Interest Rates; Payment of Principal and Interest	43
2.4	Default Rate	46
2.5	Computation of Fees	46
2.6	Request for Borrowing	46
2.7	Conversion or Continuation	48
2.8	Mandatory Repayments	49
2.9	Voluntary Prepayments; Termination and Reduction in Commitments	50
2.10	Letters of Credit	51
2.11	Fees	54
2.12	Maintenance of Records; Effect	55
2.13	Increased Costs	55
2.14	Alternate Rate of Interest	56
2.15	Illegality	58
2.16	Place of Loans	58
2.17	Survivability	58
2.18	Incremental Facilities	58
2.19	Sustainability Adjustments	60
2.20	Amortization of Term Loans	60
2.21	[Reserved]	61
2.22	Defaulting Lenders	61
2.23	Taxes	63

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2.24	Mitigation of Obligations	65
ARTICLE III CONDITIONS TO LOANS
3.1	Conditions Precedent to the Restatement Effective Date	66
3.2	Conditions Precedent to All Extensions of Credit	67
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT
4.1	Due Organization	68
4.2	Interests in Loan Parties and Subsidiaries	68
4.3	Requisite Power and Authorization	69
4.4	Binding Agreements	69
4.5	Compliance with Laws and Other Agreements	69
4.6	Litigation; Adverse Facts; Environmental Matters	69
4.7	Government Consents	70
4.8	[Reserved]	70
4.9	Payment of Taxes	70
4.10	Governmental Regulation	71
4.11	Disclosure	71
4.12	Debt	71
4.13	Existing Defaults	71
4.14	No Default; No Material Adverse Effect	72
4.15	Perfection, Etc	72
4.16	Historical Financial Statements	72
4.17	[Reserved]	72
4.18	[Reserved]	72
4.19	Affected Financial Institutions	72
4.20	Federal Reserve Regulations; Exchange Act	72
4.21	Employee Matters; Employee Benefit Plans	73
4.22	Sanctions, Anti-Corruption Laws and PATRIOT Act	74
4.23	Use of Proceeds	75
4.24	Properties; Licenses, Etc.	75
4.25	Solvency	75
ARTICLE V AFFIRMATIVE COVENANTS OF THE PARENT
5.1	Accounting Records and Inspection	76
5.2	Financial Statements and Other Information	76
5.3	Existence	78
5.4	Payment of Taxes and Claims	78
5.5	Compliance with Laws	79
5.6	Further Assurances	79
5.7	Additional Loan Parties; Additional Collateral	79
5.8	Insurance	79
5.9	Foreign Qualification	80
5.10	Use of Proceeds	80
5.11	Cash Management Systems	80
5.12	Maintenance of Properties	80
5.13	Conduct of Business	80

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5.14	Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws	80
5.15	Compliance with Sanctions	81
ARTICLE VI NEGATIVE COVENANTS OF THE PARENT
6.1	Debt	81
6.2	Liens	83
6.3	Investments	85
6.4	Negative Pledges	86
6.5	Dividends; Restricted Junior Debt Payments	87
6.6	Restriction on Fundamental Changes	88
6.7	Sale of Assets	88
6.8	Transactions with Affiliates	89
6.9	[Reserved]	89
6.10	Amendments or Waivers of Certain Documents; Actions Requiring the Consent of the Agent	89
6.11	[Reserved]	90
6.12	[Reserved]	90
6.13	Financial Covenants	90
6.14	Restrictive Agreements	90
6.15	Changes in Fiscal Year	91
ARTICLE VII EVENTS OF DEFAULT AND REMEDIES
7.1	Events of Default	91
7.2	Remedies	93
7.3	Application of Payments	95
ARTICLE VIII EXPENSES AND INDEMNITIES
8.1	Expenses	95
8.2	Indemnity	96
ARTICLE IX ASSIGNMENT AND PARTICIPATIONS
9.1	Assignments and Participations	97
9.2	Successors	100
9.3	ERISA	100
ARTICLE X THE AGENT; THE LENDER GROUP
10.1	Appointment and Authorization of the Agent	101
10.2	[Reserved]	103
10.3	Reports and Information	103
10.4	Setoff; Sharing of Payments	103
10.5	Payments by the Agent to the Lenders	104
10.6	Several Obligations; No Liability	105
10.7	Collateral Matters	105
10.8	Credit Bidding	106
10.9	Withholding Taxes	107
ARTICLE XI MISCELLANEOUS
11.1	No Waivers, Remedies	108
11.2	Waivers and Amendments	108
11.3	Notices	110

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11.4	Release of Liens and Guarantees	110
11.5	Headings	111
11.6	Counterparts; Integration; Effectiveness; Electronic Execution	111
11.7	GOVERNING LAW	112
11.8	JURISDICTION AND VENUE	112
11.9	WAIVER OF TRIAL BY JURY	113
11.10	Independence of Covenants	113
11.11	Confidentiality	113
11.12	Complete Agreement	114
11.13	USA Patriot Act Notice	115
11.14	Interest Rate Limitation	115
11.15	Survival	115
11.16	Severability	115
11.17	No Fiduciary Duties	115
11.18	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	116
11.19	Acknowledgement Regarding Any Supported QFCs	116
ARTICLE XII GUARANTY
12.1	Guaranty of Payment	117
12.2	Obligations Unconditional	117
12.3	Modifications	119
12.4	Waiver of Rights	120
12.5	Reinstatement	120
12.6	Remedies	120
12.7	Limitation of Guaranty	120
12.8	Keepwell	120

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EXHIBITS

Exhibit A-1	Form of Assignment and Acceptance
Exhibit A-2	Form of Promissory Note for Advances
Exhibit A-3	Form of Loan Party Joinder Agreement
Exhibit B	[Reserved]
Exhibit C	Form of Compliance Certificate
Exhibit D	[Reserved]
Exhibit E	Form of Perfection Certificate
Exhibit F	Form of Solvency Certificate
Exhibit R-1	Form of Request for Borrowing
Exhibit R-2	Form of Request for Conversion/Continuation
Exhibit S-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit S-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not
Partnerships For U.S. Federal Income Tax Purposes)
Exhibit S-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit S-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
SCHEDULES
Schedule A	Agent’s Account
Schedule C	Commitments of Lenders
Schedule 4.2	Subsidiaries
Schedule 6.1	Debt
Schedule 6.2	Liens
Schedule 6.3	Investments
Schedule 6.4	Negative Pledges
Schedule 6.7	Sale of Assets
Schedule 6.8	Transactions with Shareholders and Affiliates
Schedule 6.14	Restrictive Agreements
Schedule 11.3	Addresses and Information for Notices

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1, 2024 (this “Agreement”), is entered into by and among the Lenders identified on the signature pages hereof (together with their respective successors and permitted assigns), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMCB”), as administrative agent for the Lenders and as collateral agent for the Secured Parties (together with its successors and assigns in such capacities, the “Agent”), P10, INC., a Delaware corporation (the “Parent”), P10 INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (the “Borrower”) and the Guarantors (as defined below) party hereto from time to time.

WHEREAS, the Parent, the Borrower, the Lenders party thereto (the “Existing Lenders”) and the Agent are parties to that certain Credit Agreement, dated as of December 22, 2021 (as amended by that certain Increase Joinder and First Amendment, dated as of August 25, 2022, as further amended by that certain Second Amendment, dated as of October 13, 2022, as further amended by that certain Third Amendment, dated as of June 2, 2023 and as further amended, supplemented or otherwise modified from time to time, the “Original Credit Agreement”);

WHEREAS, the Borrower has requested that, upon satisfaction or waiver of the conditions precedent set forth in Article III, the Lenders extend credit to the Borrower on the Restatement Effective Date in the form of (a) Initial Term Loans in an aggregate principal amount of $325,000,000 and (b) Revolving Commitments in an aggregate principal amount of $175,000,000, in each case, pursuant to the terms of this Agreement;

WHEREAS, the proceeds of the Loans borrowed on the Restatement Effective Date will be used (i) to refinance the Borrower’s existing revolving credit facility and term loan facility under the Original Credit Agreement and permanently terminate all commitments in connection therewith and (ii) to finance the ongoing working capital needs and general corporate purposes of the Parent and its Subsidiaries, including, without limitation, to finance acquisitions otherwise permitted under this Agreement;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Original Credit Agreement be amended and restated and the Agent and the Existing Lenders are willing to do so on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION
1.1
Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

“ABR” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c)

the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Acquisition” means any acquisition, directly or indirectly, by the Parent or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or a majority of the Equity Interests of, or a business line or unit or a division of, any Person

“Acquisition-Related Incremental Commitments” has the meaning set forth in Section 2.18(b).

“Adjusted Term SOFR Rate” means the Term SOFR Rate, plus 0.10%; provided that if the Adjusted Term SOFR Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of calculating such rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advances” has the meaning set forth in Section 2.1(b).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Fee Letter” shall mean the Fee Letter dated as of the Restatement Effective Date, among the Parent and the Agent.

“Agent-Related Persons” means the Agent, together with its Affiliates and its and their respective officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of the Agent identified on Schedule A.

“Agreement” has the meaning provided in the introductory paragraph hereto.

“Ancillary Document” has the meaning set forth in Section 11.6(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent and its applicable Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.22(d).

“Applicable Commitment Fee Rate” means 0.40%.

“Applicable Lending Office” means, for each Lender, the office of such Lender (or of a branch or affiliate of such Lender) designated for its Loans in its Administrative Questionnaire or such other office of such Lender (or of an affiliate or branch of such Lender) as such Lender may from time to time specify to the Borrower as the office by which its Loans to the Borrower of the respective type are to be made and maintained.

“Applicable Margin” means, (a) 1.50%, in the case of Base Rate Loans and (b) 2.50%, in the case of Term SOFR Loans.

“Application Event” means the occurrence of (a) a failure by the Borrower to repay in full all of the Obligations (other than (i) contingent indemnification obligations for which no claim has been made and (ii) Obligations in respect of Letters of Credit that have been canceled, backstopped, expired or cash collateralized in accordance with the provisions of Section 2.8(a) hereof or to which other arrangements have been made, in each case, in a manner reasonably satisfactory to the Issuing Lender and the Agent) on the Maturity Date, or (b) an Event of Default and the election by the Agent or the Required Lenders to terminate the Commitments and accelerate the Loans.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Increase” has the meaning set forth in Section 2.18(a).

“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Texas Capital Bank.

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

“Assignee” has the meaning set forth in Section 9.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“ASU 2016-02” has the meaning set forth in Section 1.3.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate Loan” means each portion of the Advances bearing interest based on the ABR.

“Benchmark” means initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time;

provided, that in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation (which certification shall be substantially similar in form and substance to the most recently published form of Certification Regarding Beneficial Owners of Legal Entity Customers by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means those certain equity incentive or ownership programs established by any Loan Party or any of its Subsidiaries in good faith to provide equity ownership or participation to Persons associated or affiliated with a Loan Party or any Affiliate thereof and not for the purpose of or in view of avoiding the obligations of the Borrower as set forth in this Agreement.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Capitalized Lease Obligations” means the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of Person at such time in respect of such Person’s interest as lessee under a capital lease.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper issued by any Person not an Affiliate of the Borrower maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and (f) Investments in money market funds at least 95% of the assets of which are invested in the types of assets described in clauses (a) through (e) above.

“Cash Management Agreement” means any agreement or arrangement governing Cash Management Obligations.

“Cash Management Obligations” means obligations in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

“CFC” means any Subsidiary of the Parent that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means any Subsidiary that has no material assets (whether directly or indirectly through disregarded entities) other than the equity (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) of one or more CFCs.

“CFTC” means the U.S. Commodity Futures Trading Commission, any successor thereto and any analogous Governmental Authority.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. For the purposes hereof, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any applicable national, foreign or regulatory authorities implementing the same, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 35.0% of the aggregate voting power represented by the issued and outstanding Equity Interests of the Parent; (ii) the Borrower ceasing to be a Subsidiary of the Parent; or (iii) both Key Persons shall cease to be actively engaged in the day-to-day management of the Parent and its subsidiaries, unless successors or replacements for both Key Persons approved by the Required Lenders are appointed within 90 days from the time both such persons cease to be actively engaged in the day-to-day management of the Parent and its subsidiaries (it being understood that neither a Change of Control or an Unmatured Event of Default in respect thereof, shall be considered to have occurred during the pendency of such 90-day period).

“Charges” has the meaning set forth in Section 11.14.

“Class,” when used in reference to (i) any Loan, refers to whether such Loan is a Revolving Loan or Term Loan, (ii) any Advance, refers to whether such Advance is a Revolving Advance or Term Advance and (iii) any Lender, refers to whether such Lender is a Revolving Lender or a Term Lender.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“CME Term SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the CME Term SOFR Administrator from time to time.

“Code” means the Internal Revenue Code of 1986, as amended or supplemented from time to time.

“Collateral” means, collectively, all of the real, personal and mixed property (including any Securities) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Documents” means the Pledge and Security Agreement, the Intellectual Property Security Agreements, each Control Agreement, and all other instruments, documents and agreements delivered by or on behalf of any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect in favor of, the Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Commitment Fee” has the meaning set forth in Section 2.11(a).

“Commitments” means, collectively, the Revolving Commitments and the Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C delivered by the chief financial officer (or person with equivalent responsibilities) of the Parent to the Agent.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP equal to:

(i) Consolidated Net Income, plus

(ii) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted, and not added back in determining Consolidated Net Income (except in respect of clause (h) below) for:

(a) Consolidated Interest Expense;

(b) provisions for taxes based on income;

(c) total depreciation expense;

(d) total amortization expense (including the amortization of any upfront fees payable in connection with the Loans);

(e) (x) any Transaction Costs and (y) any fees, costs, expenses or charges (including those relating to rationalization, legal, tax, accounting, structuring and transaction bonuses to employees, officers and directors) related to any actual, proposed or contemplated: (i) issuance or registration (actual or proposed) (including, for the avoidance of doubt, in secondary transactions) of Equity Interests, (ii) acquisition or other Investment, (iii) Disposition (including, for the avoidance of doubt, in secondary transactions), (iv) recapitalization, consolidation or restructuring or permitted reorganization, (v) issuance of any letter of credit, (vi) incurrence or registration (actual or proposed) of Debt (including a refinancing thereof) or (vii) any amendment, waiver, consent or other modification of any Debt or any Equity Interests, in the case of each of clauses (i) through (vii) of this clause (y), whether or not actually consummated, and, in each case, deducted (and not added back) in computing Consolidated Net Income;

(f) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period);

(g) charges related to severance, lease terminations and employee relocations;

(h) the amount of cost savings, operating expense reductions, other operating improvements and cost synergies projected by the Parent in good faith to be realized within twelve (12) months after the date of any merger or other business combination, acquisition, divestiture, restructuring or cost saving initiative or other similar initiative; provided that (A) such amounts are reasonably identifiable, quantifiable, attributable to the applicable transaction, event or initiative and based on assumptions believed by the Parent in good faith to be reasonable at the time made and supported by an officer’s certificate delivered to the Agent, and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies had been realized on the first day of such period (and during the entirety of such period), net of the amount of actual benefits realized during such period from such actions, (B) such amounts are projected by the Parent in good faith to be reasonably anticipated to be realizable from actions taken or committed to be taken within twelve (12) months of the date of such merger or other business combination, acquisition, divestiture, restructuring or cost saving initiative or other similar initiative and (C) the aggregate amount added to “Consolidated Adjusted EBITDA” pursuant to this clause (h), together with the aggregate amount of any pro forma adjustments and other amounts included in the calculation of “Consolidated Adjusted EBITDA” pursuant to Section 1.6(d), shall not cumulatively exceed 20% of “Consolidated Adjusted EBITDA” (calculated prior to giving effect to the amounts added pursuant to this clause (h) or Section 1.6(d));

(i) losses related to changes in respect of any acquisition-related contingent consideration liabilities (including earn-outs); minus

(iii) without duplication, those amounts which have been added in the determination of Consolidated Net Income for such period for:

(a) non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period); and

(b) gains related to changes in respect of any acquisition-related contingent consideration liabilities (including earn-outs).

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Parent, its Subsidiaries and all other entities the accounts of which are consolidated with those of the Borrower in the preparation of its consolidated financial statements for such period in conformity with GAAP, determined on a consolidated basis in accordance with GAAP for such period taken as a single accounting period; provided, that there shall be excluded from the calculation of Consolidated Net Income for such period, without duplication:

(a) the income (or loss) of any Person in which any other Person (other than the Parent or any Subsidiary) has an ownership interest, including any Variable Interest Entity, except to the extent of the amount of cash dividends or other cash distributions (or, in the case of non-cash distributions, to the extent converted into cash) actually paid by such Person to the Parent or any Subsidiary during such period;

(b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries or that Person’s assets are acquired by the Parent or any of its Subsidiaries;

(c) any gains (or losses) attributable to sales of Assets outside of the ordinary course of business, or returned surplus assets of any Pension Plan;

(d) the income (or loss) attributable to the early extinguishment of Debt;

(e) the income (or loss) from Investments recorded using the equity method of accounting; and

(f) all extraordinary, unusual or non-recurring gains, costs, charges, accruals, reserves or expenses.

“Consolidated Total Net Debt” means, as of any date of determination, (a) subject to Section 1.6, and without duplication, the aggregate amount of all Debt of the Parent and its Subsidiaries pursuant to clauses (a), (b), (c) (only to the extent outstanding and not contingent), (e), (f) and (to the extent relating to any of the foregoing clauses of the definition of “Debt”) (g) and (h) of the definition of “Debt,” in each case determined on a consolidated basis in accordance with GAAP, minus (b) up to $20,000,000 of cash and Cash Equivalents of the Loan Parties (excluding any cash and Cash Equivalents which are identified as “restricted” on a consolidated balance sheet of the Parent and its Subsidiaries as of such date (other than such cash and Cash Equivalents that are “restricted” in favor of the Agent)). Notwithstanding anything to the contrary, Consolidated Total Net Debt shall exclude all intercompany Debt owed among the Loan Parties and their Subsidiaries.

“Contractual Obligation” means, as applied to any Person, any material provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which any of its Assets is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning set forth in Section 5.11.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.19.

“Credit Facilities” means, collectively, the Revolving Credit Facility and the Term Loan Facility.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all reimbursement or other obligations of such Person in respect of letters of credit (including contingent obligations in respect of undrawn letters of credit) and bankers acceptances, (d) all obligations in respect of Hedging Agreements, (e) all obligations of such Person to pay the deferred purchase price of Assets or services (exclusive of (i) trade payables that are due and payable in the ordinary and usual course of such Person’s business and (ii) any purchase price adjustment, deferred purchase price or earnout incurred in connection with an acquisition), (f) all Capitalized Lease Obligations of such Person, (g) all Debt of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset, and (h) all Guarantees of such Person in respect of Debt of others.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any member of the Lender Group any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any member of the Lender Group in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by any member of the Lender Group, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Agent, (d) has become the subject of a Bankruptcy Event or (e) becomes the subject of a Bail-In Action.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the ABR, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans.

“Deposit Account” means any “deposit account” (as that term is defined in the UCC).

“Designated Account” means the deposit account of the Borrower (located within the United States) designated, in writing, and from time to time, by the Borrower to the Agent.

“Disposition” has the meaning set forth in Section 6.7. “Dispose” or “Disposed” have correlative meanings.

“Distribution” has the meaning set forth in Section 6.5(a).

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary of the Parent that is organized under the laws of the United States of America, any state thereof, or the District of Columbia.

“ECP Entity” means Enhanced Capital Partners, LLC, Enhanced Permanent Capital, LLC, and their respective Subsidiaries.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and

Development or a political subdivision of any such county, (c) a finance company, insurance company, financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business, (d) any Lender, (e) any Affiliate (other than individuals) of a Lender, and (f) any other Person approved by the Agent and, so long as no Event of Default under Section 7.1(a), 7.1(d) or 7.1(e) has occurred and is continuing, the Borrower (which approval of the Borrower and the Agent shall not be unreasonably withheld, delayed, or conditioned, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days after having received notice thereof); provided further that “Eligible Transferee” shall not in any event include (i) the Borrower or any of its Affiliates, (ii) a natural person, (iii) any holding company or investment vehicle for, or owned and operated for the primary benefit of, a natural person and/or family members or relatives of such person, or (iv) any trust for the primary benefit of a natural person and/or family members or relatives of such person, other than any entity referred to in the foregoing clause (iii) or (iv) that (x) has not been formed or established for the primary purpose of acquiring any Loans or Commitments under this Agreement, (y) is managed by a professional adviser (other than said natural person or family members or relatives of such person) having significant experience in the business of making or purchasing commercial loans, and (z) has assets of greater than $100,000,000 and a significant part of the business, activities or operations of which consist of making or purchasing (by assignment as principal), commercial loans and similar extensions of credit in the ordinary course.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Parent or any of its Subsidiaries or with respect to which the Parent or its Subsidiaries could have any contingent or direct liability (including as a result of their current or former affiliation with any of their respective ERISA Affiliates).

“Engagement Letter” shall mean the Engagement Letter dated as of June 26, 2024, among the Parent and JPMCB.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials or (ii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Parent or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equity interests or equivalents (however designated) of capital stock of a corporation, any right to receive income or payments in respect of any equity interests, and any and all equity interests or equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire or exchange any of the foregoing (including through convertible securities), but excluding (in each case prior to conversion or exchange into Equity Interests) any debt security that is convertible into or exchangeable for Equity Interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Parent or such Subsidiary and with respect to liabilities arising after such period for which the Parent or such Subsidiary could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of

Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.

“ESG” has the meaning set forth in Section 2.19(a).

“ESG Amendment” has the meaning set forth in Section 2.19(a).

“ESG Pricing Provisions” has the meaning set forth in Section 2.19(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Excluded Subsidiary” means (i) any Subsidiary to the extent that such Subsidiary is prohibited from providing a guarantee in respect of the Obligations by applicable law, rule or regulation or which would require Governmental Authorization, unless such Governmental Authorization has been received, (ii) any Subsidiary that is a CFC, (iii) any Subsidiary that is a CFC Holdco, (iv) any Subsidiary of any CFC, (v) any Subsidiary that is not wholly-owned (except in respect of any directors’ qualifying shares) directly or indirectly by the Parent (other than (x) the Borrower and (y) any other Subsidiary that is not so wholly-owned solely as a result of any ownership of Equity Interests in the Borrower by any Person that is not the Parent or a wholly-owned Subsidiary of the Parent), (vi) any Immaterial Subsidiary, (vii) any Variable Interest Entity, (viii) any Subsidiary for which the cost of providing a guarantee of the Obligations (including any adverse tax consequences) is excessive in relation to the value afforded to the Lenders thereby, as reasonably determined by the Parent and agreed to in writing by the Agent; (ix) Trident ECP Holdings LLC and (x) EC State Tax Credit Fund III, LLC; provided that, notwithstanding the foregoing, the Parent may elect for any Subsidiary that would otherwise constitute an Excluded Subsidiary pursuant to the provisions of clauses (i) through (x) above to not constitute an Excluded Subsidiary, so long as the Parent shall comply with the requirements of Section 5.7 with respect thereto, and it is agreed such Subsidiary shall thereafter not constitute an Excluded Subsidiary or be released from its obligations under the Loan Documents solely on the basis that, prior to becoming a Guarantor, such Person constituted an Excluded Subsidiary; provided further that in no event shall the Borrower or any Subsidiary of the Parent that is a parent company of the Borrower (as of the Restatement Effective Date, P10 Holdings, Inc.) constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Agent or any Lender, (a) taxes imposed on or measured by net income, branch profits or franchise Taxes imposed, in each case, (i) by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or resident for tax purposes in such jurisdiction, or having its principal office located or, in the case of any Lender, its applicable lending office located in such jurisdiction or as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (other than pursuant to a request by the Borrower under Section 11.2) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.23(d), (d) any Tax that is attributable to such Lender’s failure to comply with Section 2.23(e) or (f), and (e) any withholding taxes imposed under FATCA.

“Existing Lenders” has the meaning set forth in the preamble to this Agreement.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Parent or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships).

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related fiscal or regulatory legislation, rules or official administrative guidance) implementing the foregoing.

“FCPA” has the meaning set forth in Section 4.22(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the Agent Fee Letter and any fee letter between the Parent and any member of the Lender Group (or any Affiliate of any member of the Lender Group) relating to this Agreement.

“Fee Paying Assets Under Management” shall be calculated on a basis consistent with the consolidated “fee paying assets under management” as set forth in the Parent’s Form 10-K dated with respect to the fiscal year ended December 31, 2023.

“Financial Covenants” means, collectively, the Leverage Covenant and the FPAUM Covenant.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person or of the general partner of such Person.

“FINRA” means the Financial Industry Regulatory Authority.

“First Amendment” means that certain Increase Joinder and First Amendment to the Original Credit Agreement, dated as of August 25, 2022.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such

Collateral is subject, other than any Lien permitted under Section 6.2, and is prior to any Lien that is expressly contemplated to have a junior priority to such Lien pursuant to Section 6.2.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“FPAUM Covenant” has the meaning set forth in Section 6.13(b).

“Fund” means (i) any investment vehicle , including any investment fund, fund of one, feeder fund, fund of funds, parallel investment vehicle, alternative investment vehicle or co-investment vehicle, managed account or other investment arrangement that is managed, co-managed, serviced or co-serviced, directly or indirectly, by a Loan Party or any Subsidiary of a Loan Party, (ii) any entity that, upon the making of an Investment therein or upon the acquisition of the related management rights with respect thereto, would be a Fund under clause (i) of this definition or a Subsidiary of such a Fund (or a Subsidiary of a Person described in clause (v) below with respect to such a Fund), (iii) any entity that the Parent intends, in good faith, to cause to become a Fund under clause (i) of this definition or a Subsidiary of such a Fund (or a Subsidiary of a Person described in clause (v) below with respect to such a Fund) within a reasonable period of time; provided that if at any time the Parent no longer intends in good faith to cause such entity to become such a Fund or Subsidiary within a reasonable period of time, such entity shall no longer constitute a Fund, (iv) any holding vehicle or other entity (x) established (or acquired) in connection with the formation of a Fund or (y) the primary purpose of which is to receive funds or other assets to be invested in, or constituting investments in, a Fund, solely to the extent that (and for so long as) such entity conducts no other material business activities other than those related to a Fund or the receiving of funds or other assets to be invested in, making investments with such funds in or holding interests in, other Funds or using such funds to purchase assets substantially all of which would be contributed to a Fund; and (v) any entity established (or acquired) in connection with a Fund described under one of the prior clauses of this definition as the general partner, managing member or other similar role in connection with such Fund; provided if at any time any Person described above in any of clauses (i), (ii), (iii), (iv) or (v) of this definition receives any Management Fees owing to it (or if any Management Fees are payable, in whole or in part, to any such Person), such Person shall thereafter no longer be a Fund for all purposes under this Agreement and the other Loan Documents.

“Funding Date” means the date on which any Advance is made by the applicable Lenders.

“Funding Losses” has the meaning set forth in Section 2.6(b)(iii).

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Global Intercompany Note” means that certain Global Intercompany Note, dated as of the Original Closing Date, among the Loan Parties party thereto.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means to any federal, state, local, or other governmental department, commission, board, bureau, agency, central bank, court, tribunal, or other instrumentality, domestic or foreign.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Debt or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Parent)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent and all direct and indirect Subsidiaries of the Parent, other than the Borrower and Excluded Subsidiaries, in existence on the Restatement Effective Date or which become a Loan Party pursuant to Section 5.7.

“Guaranty” means the guaranty provided for under Article XII of this Agreement.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values

(including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Historical Financial Statements” means (A) the audited consolidated balance sheets and related consolidated statement of income, comprehensive income, stockholders’ equity and cash flows of the Parent, prepared in accordance with GAAP, for the fiscal year ended December 31, 2023; and (B) unaudited consolidated balance sheet and related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Parent, prepared in accordance with GAAP, for the fiscal quarter ended March 31, 2024.

“Holdout Lender” has the meaning set forth in Section 11.2.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Increase Effective Date” has the meaning set forth in Section 2.18(a).

“Increase Joinder” has the meaning set forth in Section 2.18(a).

“Incremental Term Lender” has the meaning assigned thereto in Section 2.1(a)(i).

“Incremental Loan Commitments” has the meaning assigned thereto in Section 2.18(a).

“Incremental Term Loans” has the meaning assigned thereto in Section 2.1(a)(i).

“Incremental Revolving Credit Commitments” has the meaning assigned thereto in Section 2.18(a).

“Incremental Term Loan Commitments” has the meaning assigned thereto in Section 2.18(a).

“Indemnified Liabilities” has the meaning set forth in Section 8.2(a).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning set forth in Section 8.2(a).

“Initial Term Lender” means a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans hereunder. The amount of each Initial Term Lender’s Initial Term Loan Commitment as of the Restatement Effective Date is set forth on Schedule C. The aggregate amount of the Initial Term Loan Commitments as of the Restatement Effective Date was $325,000,000.

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower on the Restatement Effective Date pursuant to Section 2.1(a).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Loan Party in any Intellectual Property.

“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.

“Interest Payment Date” means, (i) in the case of Base Rate Loans, the first day of each fiscal quarter, (ii) with respect to a Loan that bears interest at a rate based on Daily Simple SOFR, (A) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (B) the Maturity Date and (iii) in the case of Term SOFR Loans, the last day of the applicable Interest Period; provided, however, that in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period.

“Interest Period” means with respect to any Term Benchmark Advance, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Advance only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Advance that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such borrowing request. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Advance.

“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, stock, instruments, bonds, debentures or other securities of any other Person, and any other Acquisition, and any direct or indirect loan, advance, or capital contribution by such Person to any other Person, including all indebtedness and accounts receivable due from that other Person that did not arise from sales or the rendition of services to that other Person in the ordinary course of such Person’s business (it being understood that accounts receivable in respect of Management Fees in the ordinary course of business do not constitute Investments), and deposit accounts (including certificates of deposit). For purposes of covenant compliance, except as otherwise expressly provided herein, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Lender” means, with respect to any Letter of Credit, JPMCB, or any other Lender that, at the request of the Borrower and with the consent of the Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.10. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPMCB” has the meaning set forth in the preamble to this Agreement.

“Junior Debt” means (i) any Subordinated Debt and (ii) any Debt that is secured by a Lien that is junior to the Liens securing the Obligations.

“Key Persons” means any of Robert H. Alpert and C. Clark Webb and, in each case, any successor or other replacement to such person that has been approved in accordance with clause (ii) of the definition of Change of Control.

“KPIs” has the meaning set forth in Section 2.19(a).

“L/C Disbursement” means a payment made by any Issuing Lender to a beneficiary of a Letter of Credit pursuant to such Letter of Credit.

“LCA Election” has the meaning set forth in Section 1.7.

“LCA Test Date” has the meaning set forth in Section 1.7.

“Lender Counterparty” means the Agent, each Lender and each of their respective Affiliates counterparty to a Secured Hedging Agreement or a Secured Cash Management Agreement (including any Person who is the Agent or a Lender (or any Affiliate thereof) as of the Restatement Effective Date or at the time it enters into a Secured Hedging Agreement or a Secured Cash Management Agreement, but subsequently, whether before or after entering into a Secured Hedging Agreement or a Secured Cash Management Agreement, ceases to be the Agent or a Lender, as the case may be); provided, at the time of entering into a Secured Hedging Agreement or a Secured Cash Management Agreement, no Lender Counterparty shall be a Defaulting Lender.

“Lender Group” means, individually and collectively, each of the Lenders (including each of the Issuing Lenders) and the Agent.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Party” has the meaning set forth in Section 8.2(c).

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates and its and their respective officers, directors, employees, attorneys, and agents.

“Lenders” means, collectively, the Revolving Lenders and the Term Lenders.

“Letter of Credit” has the meaning set forth in Section 2.10(a).

“Letter of Credit Collateral Account” has the meaning set forth in Section 2.10(g).

“Letter of Credit Fee” has the meaning set forth in Section 2.3(h).

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all L/C Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Leverage Covenant” has the meaning set forth in Section 6.13(a).

“Lien” means any lien, hypothecation, mortgage, pledge, assignment (including any assignment of rights to receive payments of money) for security, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Limited Condition Acquisition” means any Acquisition or similar Investment (including by means of a merger or consolidation) the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Parent or its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Limited Condition Acquisition Agreement” means, with respect to any Limited Condition Acquisition, the definitive acquisition documentation in respect thereof.

“Loan” means a Revolving Advance or a Term Advance, as applicable, and “Loans” means all such Advances.

“Loan Documents” means this Agreement, the Restatement Agreement, the Letters of Credit, the Collateral Documents, the Global Intercompany Note and any and all other documents, agreements, or instruments that have been or are entered into by the Borrower or any Guarantor, on the one hand, and the Agent, on the other hand, in connection with the transactions contemplated by this Agreement.

“Loan Party” means the Borrower or any Guarantor, and “Loan Parties” means, collectively, jointly and severally, the Borrower and the Guarantors.

“Loan Party Joinder Agreement” shall mean a Loan Party Joinder Agreement executed by a new Loan Party and the Agent in substantially the form of Exhibit A-3 or such other form agreed to by the Borrower and the Agent.

“Management Agreement” means any management agreement, Governing Document or other agreement to which a Loan Party or any of its Subsidiaries is a party that provides for the payment of any Management Fees.

“Management Fee” means, with respect to any Fund or any other Person, any management, servicing, advisory, sub-advisory or administrative fee and any other similar (and regularly recurring) compensation paid by such Fund or other Person for the management, servicing, advisory, sub-advisory administration or similar function performed in connection with such Fund or other Person.

“Margin Stock” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means any material and adverse effect on: (i) the business, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole; (ii) the ability of any Loan Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Agent, any Lender or any Secured Party under any Loan Document.

“Material Domestic Subsidiary” means any Material Subsidiary that is a Domestic Subsidiary.

“Material Subsidiary” means each Subsidiary (a) the consolidated total assets of which equal 2.5% or more of the consolidated total assets of the Parent and its Subsidiaries or (b) the consolidated revenues of which equal 2.5% or more of the consolidated revenues of the Parent and its Subsidiaries, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Parent for which financial statements have been delivered pursuant to Section 5.2(a) or 5.2(b) (or, prior to the first delivery of any such financial statements, as of the end of or for the period of four consecutive fiscal quarters of the Parent most recently ended prior to the date of this Agreement); provided that if, at the end of or for any such most recent period of four consecutive fiscal quarters, the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that pursuant to the criteria set forth in clauses (a) and (b) above would not constitute Material Subsidiaries (not including any Subsidiary that has become a Guarantor or any Subsidiary that constitutes an Excluded

Subsidiary pursuant to another clause of the definition of “Excluded Subsidiary”) shall have exceeded 10% of the consolidated total assets of the Parent and its Subsidiaries or 10% of the consolidated revenues of the Parent and its Subsidiaries, respectively, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be designated by the Parent to be Material Subsidiaries, until such excess shall have been eliminated. For the avoidance of doubt, the Borrower shall at all times be deemed to be a Material Subsidiary.

“Maturity Date” means the earlier to occur of (a) four years after the Restatement Effective Date or (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

“Maximum Incremental Facilities Amount” means $125,000,000.

“Maximum Rate” has the meaning set forth in Section 11.14.

“Moody’s” has the meaning set forth in the definition of “Cash Equivalents” hereto.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Proceeds” means, with respect to any event, the cash proceeds received by the Parent or any Subsidiary in respect of such event net of (a) all Taxes paid (or reasonably estimated to be payable) by the Parent or any of its Subsidiaries to third parties in connection with such event and the amount of any reserves established by the Parent and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (provided that any determination by the Parent that Taxes estimated to be payable are not payable and any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Parent at such time of Net Proceeds in the amount of the estimated Taxes not payable or such reduction, as applicable), (b) all brokerage commissions and fees, attorneys’ fees, accountants’ fees, investment banking fees, underwriting discounts and other fees and out-of-pocket expenses (including survey costs, title insurance premiums and related search and recording charges) paid by the Parent or any of its Subsidiaries to third parties in connection with such event, (c) in the case of a Disposition of an Asset, (w) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such Disposition, (x) the amount of all payments that are permitted hereunder and are made by the Parent and its Subsidiaries (or to establish an escrow for the future repayment thereof) as a result of such event to repay Debt (other than Debt under the Loan Documents) secured by such Asset (solely to the extent such Asset is not Collateral) or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of the Parent and its Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such Asset and retained by the Parent or its Subsidiaries; provided that, with respect to any event described in clause (a) or clause (b) of the definition of “Prepayment Event,” no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10,000,000.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.

“Obligations” means all loans (including the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, reimbursement obligations in respect of drawn Letters of Credit, contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations (including indemnification obligations), fees (including the Letter of Credit Fee and the fees provided for in the Engagement Letter or any Fee Letter), charges, costs, expenses (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description incurred and outstanding by the Parent or any of its Subsidiaries to the Lender Group or any Lender Counterparty pursuant to or evidenced by the Loan Documents, the Secured Hedging Agreements and/or the Secured Cash Management Agreements, as applicable, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Borrower is required to pay or reimburse by the Loan Documents, the Secured Hedging Agreements and/or the Secured Cash Management Agreements, as applicable, by law, or otherwise. Any reference in this Agreement or in the other Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding; provided that “Obligations” with respect to any Guarantor shall exclude all Excluded Swap Obligations of such Guarantor.

“Original Closing Date” means December 22, 2021.

“Original Credit Agreement” has the meaning set forth in the preamble to this Agreement.

“Originating Lender” has the meaning set forth in Section 9.1(d). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 11.2) and are as a result of any present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” has the meaning set forth in the preamble to this Agreement.

“Participant” has the meaning set forth in Section 9.1(d).

“Participant Register” has the meaning set forth in Section 9.1(d).

“Payment” has the meaning assigned to such term in Section 10.5(b)(i).

“Payment Notice” has the meaning assigned to such term in Section 10.5(b)(ii).

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E, executed and delivered by each Loan Party.

“Permitted Acquisition” means any Acquisition; provided that (x) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which the Parent and/or its Subsidiaries are engaged as of the Restatement Effective Date or similar, generally related or complementary businesses and (y) the consideration derived from the Parent or any Subsidiary expended on the acquisition of any Person that does not become a Guarantor (within the timeframe provided for in Section 5.7), or any Assets that are not held by the Borrower or a Guarantor (taking account of the timeframe provided for in Section 5.7) upon such acquisition, shall not exceed $25,000,000 in the aggregate since the Restatement Effective Date (other than additional amounts expended as permitted by another clause of the definition of Permitted Investments that is available for investments in Subsidiaries that are not Guarantors, with any such additional amount to be deemed to be a utilization of such clause as applicable).

“Permitted Holder Affiliated Entity” means, with respect to any Permitted Holder (including any other Permitted Holder Affiliated Entity) (a) such Person’s Family Members, (b) without duplication with any of the foregoing, the heirs, legatees, executors and/or administrators upon the death of any Person referred to in clause (a) and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Parent, (c) any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the Persons described in clause (a) or (b) above or any private foundation or fund that is controlled by any such Persons or any donor-advised fund of which any such Person is the donor and (d) any corporation, limited liability company, partnership or other entity that is wholly-owned or managed by any one or more Persons described above in this definition.

“Permitted Holders” means (i) current, future and former bona fide employees, bona fide limited partners and bona fide senior management of the Parent or any of its Subsidiaries that, in each case, are holders as of the Restatement Effective Date of Class B common stock of the Parent representing at least 2.50% of the aggregate voting power represented by the issued and outstanding Equity Interests of the Parent, including, for the avoidance of doubt, C. Clark Webb and Robert H. Alpert and (ii) any Permitted Holder Affiliated Entity.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments for collection;

(c) (i) advances made in connection with purchases of goods or services in the ordinary course of business and (ii) the origination and acquisition of tax credits and related assets, and loans and other extension of credit to customers and clients, by any Subsidiaries of the Borrower in the ordinary course of their business;

(d) any Investments to the extent that (i) the Distribution by the Parent of the cash, Cash Equivalents or other Assets used to fund such Investment or transfer would not have violated this Agreement, (ii) such Investment or such transfer would not otherwise result in an Event of Default or an Unmatured Event of Default, and (iii) after giving pro forma effect thereto, the Parent would be in compliance with Section 6.13;

(e) loans and advances to employees, partners or officers of any Loan Party or its Affiliates in the nature of travel advances, advances against salary and other similar advances in an aggregate outstanding amount at any one time not in excess of $5,000,000;

(f) other Investments existing or committed on the Restatement Effective Date which are (other than existing Investments in the Loan Parties and their Subsidiaries and Investments with an individual book value of less than $5,000,000) described in Schedule 6.3 hereof;

(g) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with past practices of any Loan Party or any Subsidiary;

(h) Investments of any Loan Party or any Subsidiary under any Hedging Agreement not entered into for speculative purposes;

(i) existing Investments of Persons acquired to the extent such acquisition is otherwise permitted hereunder and so long as such Investment was not made in contemplation of such acquisition;

(j) Investments in the form of Letters of Credit issued on behalf of the Borrower to support the credit obligations of a Fund;

(k) Investments (i) comprising (x) general partnership, managing member, investment manager investment, advisor or sub-advisor or similar interests or (y) intercompany bridge or other short-term loans or similar obligations, in each case, held or made by a Loan Party or any of its Subsidiaries in Funds or (ii) made by any Loan Party or any Subsidiary for purposes of funding any general partner’s or Subsidiary’s obligations to co-invest in any Fund pursuant to such Fund’s limited partnership agreement or other Governing Documents;

(l) other Investments in an aggregate amount not to exceed $50,000,000 outstanding at any time;

(m) Investments to the extent made or funded with the proceeds from a substantially contemporaneous sale of Equity Interests of the Parent or its direct or indirect parents, or the consideration for which is paid in the form of such Equity Interests;

(n) Investments received or acquired in connection with a restructuring, reorganization, bankruptcy or workout of an existing Investment;

(o) Investments received or acquired in connection with a liquidation of a Fund;

(p) Investments made in order to pay compensation of employees and other personnel and other ongoing operating expenses;

(q) Permitted Acquisitions;

(r) to the extent constituting Investments, Debt permitted pursuant to Section 6.1; and

(s) Investments (i) by any Loan Party in any other Loan Party or, in an aggregate amount outstanding at any time not to exceed $10,000,000, in any Subsidiary that is not a Loan Party, (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (iii) by any Subsidiary that is not a Loan Party in a Loan Party and (iv) in any Variable Interest Entity in an aggregate amount outstanding at any time not to exceed $25,000,000.

“Permitted Liens” means:

(a) Liens for Taxes, the payment of which is not, at such time, required by Section 5.4 hereof;

(b) judgment liens (and pledges and deposits securing obligations in respect of surety and appeal bonds and similar instruments) in respect of judgments that do not constitute an Event of Default under Section 7.01(h)

(c) (i) customary Liens (x) relating to the establishment of custody, depository, brokerage and clearing accounts and services and other cash management relationships in the ordinary course of business of the Parent or any Subsidiary thereof or (y) relating to pooled deposit or sweep accounts (including, without limitation, Liens on deposit accounts subject to cash pooling arrangements in favor of the financial institutions providing such cash pooling arrangements) of the Parent or any Subsidiary thereof to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent and its Subsidiaries and (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, bankers’ rights of set-off or similar rights;

(d) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting any Loan Party and its Subsidiaries; and

(e) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees for sums that are not yet delinquent or are being contested in good faith.

“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.

“Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Original Closing Date), among the Borrower, each Guarantor and the Agent (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Prepayment Event” means:

(a) any Disposition of any asset of the Parent or any Subsidiary outside of the ordinary course of business, including any sale or issuance to a Person other than the Parent or any Subsidiary of Equity Interests in any Subsidiary, other than Dispositions described in clause (b) through (j) of Section 6.7;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Parent or any Subsidiary; or

(c) the incurrence by the Parent or any Subsidiary of any Debt, other than any Debt permitted to be incurred by Section 6.1.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Revolving Lender’s obligation to make Revolving Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Revolving Lender’s Revolving Commitment, by (z) the aggregate Revolving Commitments of all Revolving Lenders, and (ii) from and after the time that the Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Revolving Lender’s Revolving Advances by (z) the aggregate outstanding principal amount of all Revolving Advances,

(b) with respect to a Term Lender’s obligation to make Term Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Term Loan Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Term Lender’s Term Loan Commitment, by (z) the aggregate Term Loan Commitments of all Term Lenders, and (ii) from and after the time that the Term Loan Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Term Lender’s Term Advances by (z) the aggregate outstanding principal amount of all Term Advances, and

(c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.6), (i) prior to the Commitments (or the Commitments of any Class, as applicable) being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment (or Commitment of such Class, as applicable), by (z) the aggregate amount of Commitments of all Lenders (or all Lenders of such Class, as applicable), and (ii) from and after the time that the Commitments (or the Commitments of any Class, as applicable) have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances (or Advances under such Class, as applicable), by (z) the outstanding principal amount of all Advances (or Advances under such Class, as applicable); provided, however, that if all of the Revolving Advances have been repaid in full and Letters of Credit remain outstanding, as applicable, Pro Rata Share under this clause (c) shall be determined based upon subclause (i) of this clause (c) as if the Revolving Commitments had not been terminated or reduced to zero and based upon the applicable Revolving Commitments as they existed immediately prior to their termination or reduction to zero.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Debt” means Debt (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 45 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“QFC Credit Support” has the meaning set forth in Section 11.19.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Agent in its reasonable discretion.

“Refinancing” means the repayment of all amounts outstanding under, and termination of, the Original Credit Agreement.

“Refinancing Debt” means, in respect of any Debt (the “Original Debt”), any Debt that extends, renews, replaces or refinances such Original Debt (or any Refinancing Debt in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Debt shall not exceed the principal amount (or accreted value, if applicable) of such Original Debt except by an amount no greater than accrued and unpaid interest with respect to such Original Debt and any fees, premium and expenses relating to such extension, renewal, replacement or refinancing; (b) the stated final maturity and the weighted average life to maturity of such Refinancing Debt shall not be earlier or shorter, respectively, than that of such Original Debt; (c) such Refinancing Debt shall not constitute an obligation (including pursuant to a Guarantee) of the Parent or any Subsidiary, in each case that shall not have been (or shall not have been required to become pursuant to the terms of the Original Debt) an obligor in respect of such Original Debt, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Debt; (d) if such Original Debt shall have been subordinated to the Obligations, such Refinancing Debt shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders (as determined in good faith by the Parent); (e) such Refinancing Debt shall not be secured by any Lien on any asset other than the assets that secured such Original Debt (or would have been required to secure such Original Debt pursuant to the terms thereof) or, in the event Liens securing such Original Debt shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent (as determined in good faith by the Parent); and (f) the proceeds of such Refinancing Debt are promptly, subject to any advance notice requirements for the relevant prepayment, repurchase or redemption and other logistical considerations as determined in good faith by the Parent, applied to refinance, repurchase or redeem such Original Debt.

“Register” has the meaning set forth in Section 9.1(a).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, trustees, administrators and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board, the CME Term SOFR Administrator and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Replacement Lender” has the meaning set forth in Section 11.2.

“Report” has the meaning set forth in Section 10.3(a).

“Request for Borrowing” means an irrevocable written notice to the Agent of the Borrower’s request for an Advance or for the issuance of a Letter of Credit, which notice shall be substantially in the form of Exhibit R-1 attached hereto.

“Request for Conversion/Continuation” means an irrevocable written notice to the Agent pursuant to the terms of Section 2.7, substantially in the form of Exhibit R-2 attached hereto.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of “Pro Rata Share”) exceed 50.0%; provided, when used in reference to any particular Class, “Required Lenders” shall mean the Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of “Pro Rata Share”) of such Class exceed 50.0% of such Class; provided, that, at any time there are two (2) or fewer Lenders (who are not Affiliates of one another), then “Required Lenders” means all Lenders; provided further that the Commitments or Loans, as applicable, held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders whose aggregate Pro Rata Shares (calculated under clause (a) of the definition of “Pro Rata Share”) exceed 50.0%; provided that the Revolving Commitments or Revolving Advances, as applicable, held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, treasurer, secretary, assistant secretary, general counsel, vice president, manager, or controller of a Person (or, in the case of a limited partnership, its general partner), or such other officer of such Person designated by a Responsible Officer in a writing delivered to the Agent, in each case, to the extent that any such officer is authorized to bind the Borrower or the applicable Guarantor (as applicable).

“Restatement Agreement” means the Restatement Agreement, dated as of the Restatement Effective Date, by and among the Borrower, the Parent, the other Guarantors party thereto, the Agent and the Lenders party thereto.

“Restatement Effective Date” has the meaning assignment to such term in the Restatement Agreement.

“Restricted Junior Debt Payment” means any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect any Junior Debt.

“Revolving Advances” has the meaning set forth in Section 2.1(b)(i)(A).

“Revolving Availability” means, as of any date of determination, the amount that the Borrower is entitled to borrow as Revolving Advances hereunder (after giving effect to all then outstanding Revolving Advances).

“Revolving Commitment” means, with respect to each Revolving Lender, its commitment to make Revolving Advances, and, with respect to all Revolving Lenders, their commitments in respect of the Revolving Credit Facility, in each case in the maximum aggregate amount as set forth beside such Revolving Lender’s name under the applicable heading on Schedule C, beside such Revolving Lender’s name under the applicable heading in the applicable Increase Joinder, or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender hereunder, as such amounts may be (a) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, and (b) increased from time to time pursuant to Section 2.18. The aggregate amount of the Revolving Commitments as of the Restatement Effective Date was $175,000,000.

“Revolving Lender” means the Persons listed on Schedule C as having a Revolving Commitment and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance that provides for such Person to assume any Revolving Commitments and/or acquires any Revolving Loans (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise in accordance with the terms hereof).

“Revolving Loan” means a Revolving Advance made by the Revolving Lenders (or the Agent on behalf thereof) to the Borrower pursuant to Section 2.1(b), and “Revolving Loans” means all such Revolving Advances.

“Revolving Credit Facility” means the revolving credit facility described in Section 2.1(b).

“Revolving Credit Facility Usage” means, at the time any determination thereof is to be made, the aggregate principal amount of the outstanding Revolving Advances at such time.

“Revolving Post-Increase Lenders” has the meaning set forth in Section 2.18(d).

“Revolving Pre-Increase Lenders” has the meaning set forth in Section 2.18(d).

“S&P” has the meaning set forth in the definition of “Cash Equivalents”.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, any Person that is a target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Second Amendment” means that certain Second Amendment to the Original Credit Agreement, dated as of October 13, 2022.

“Secured Cash Management Agreement” means a Cash Management Agreement entered into by the Borrower or any Guarantor with a Lender Counterparty that is designated as a Secured Cash Management Agreement by the Borrower in a written notice executed and delivered to the Agent.

“Secured Hedging Agreement” means a Hedging Agreement entered into by the Borrower or any Guarantor with a Lender Counterparty that is designated as a Secured Hedging Agreement by the Parent in a written notice executed and delivered to the Agent.

“Secured Parties” has the meaning set forth in the Pledge and Security Agreement.

“Securities” means the capital stock, membership interests, partnership interests (whether limited or general) or other securities or equity interests of any kind of a Person, all warrants, options, convertible securities, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, membership interests, partnership interests (whether limited or general) or other equity interests and any other securities, including debt securities of such Person.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller Notes” means all “notes payable to sellers” included in the Parent’s consolidated financial statements.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the CME Term SOFR Administrator.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to the Parent and its Subsidiaries, on a consolidated basis, that as of the date of determination, (i) the fair value of the assets of the Parent and its Subsidiaries, on a consolidated basis, will exceed their debts and liabilities, on a consolidated basis, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Parent and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, on a consolidated basis, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Parent and its Subsidiaries, on a consolidated basis, are not engaged in and are not about to engage in business for which they will have unreasonably small capital. In computing the amount of the contingent liabilities of the Parent and its Subsidiaries as of such date, such liabilities have been computed at the amount that, in light of all the known facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Transaction” means any Permitted Acquisition or other Investment that results in a Person becoming a Subsidiary of the Parent, any Disposition that results in a Subsidiary ceasing to be a Subsidiary of the Parent, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person or any Disposition of a business unit, line of business or division of the Parent or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Debt (other than Debt incurred or repaid (x) under any revolving credit facility or line of credit or (y) otherwise in the ordinary course of business or in accordance with the amortization terms thereof and not in connection with the relevant transaction or event being tested under the covenants in this Agreement), Distribution or Approved Increase that by the terms of this Agreement requires such test to be calculated on a pro forma basis or after giving pro forma effect.

“Subordinated Debt” means the Seller Notes and any other Debt of the Parent or a Subsidiary, the payment of principal and interest of which and other obligations of the Parent or such Subsidiary in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Agent.

“Subsidiary” means, with respect to any Person (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns, on a fully diluted basis, more than 50.0% of the Equity Interests of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such Person, directly or indirectly through its Subsidiaries, owns, on a fully diluted basis, more than 50.0% of the Equity Interests having ordinary voting power (or in the case of a partnership, more than 50.0% of the general partnership interests) at the time; provided, however, that for all purposes of the Loan Documents, no Fund or Subsidiary of a Fund, and no ECP Entity, shall be deemed to be a Subsidiary of a Loan Party. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent. “Supported QFC” has the meaning set forth in Section 11.19.

“Sustainability Assurance Provider” has the meaning set forth in Section 2.19(a).

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles as most recently published by the Loan Market Association and Loan Syndications & Trading Association.

“Sustainability Structuring Agent” means J.P. Morgan Securities LLC, in its capacity as the sustainability structuring agent.

“Sustainability Structuring Agent Related Persons” means the Sustainability Structuring Agent, together with its Affiliates and its and their respective officers, directors, employees, attorneys, and agents.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Advances” has the meaning set forth in Section 2.1(a)(i).

“Term Benchmark” when used in reference to any Term Loan or borrowing, refers to whether such Term Loan, or the Term Loans comprising such borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, or the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced the Adjusted Term SOFR Rate or such other prior benchmark rate.

“Term Lender” means the Initial Term Lenders and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance that provides for such Person to assume any Term Loan Commitments and/or acquire any Term Loans (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise in accordance with the terms hereof).

“Term Loan Commitment” means, collectively the Initial Term Loan Commitments and the Incremental Term Loan Commitments.

“Term Loan Facility” means the Term Loan Commitments and the Term Loans made pursuant thereto.

“Term Loan Repayment Amount” has the meaning set forth in Section 2.20(a).

“Term Loan Repayment Date” has the meaning set forth in Section 2.20(a).

“Term Loans” means the Initial Term Loans, and, if applicable, all Incremental Term Loans, and “Term Loan” means any of such Term Loans.

“Term SOFR” means, with respect to any Term SOFR Advance for any Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two business days prior to the commencement of such Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Loan” means a Loan bearing interest based upon the Adjusted Term SOFR Rate.

“Term SOFR Rate” means, with respect to any Term SOFR borrowing for any Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two business days prior to the commencement of such Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on the fifth (5th) U.S. Government Securities Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Term SOFR Tranche” means, at a given time, outstanding Term SOFR Loans of the same Class which have the same Interest Period.

“Total Commitment” means, with respect to each Lender, (x) its Revolving Commitment and, with respect to all Lenders, the sum of their Revolving Commitments and (y) its Term Loan Commitment and, with respect to all Lenders, the sum of their Term Loan Commitments, in each case in the maximum aggregate amounts as are set forth beside such Lender’s name under the applicable heading on Schedule C attached hereto, beside such Lender’s name under the applicable heading in the applicable Increase Joinder, or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be (1) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1, and (2) increased from time to time pursuant to Section 2.18.

“Total Net Leverage Ratio” means, with respect to the most recently ended four fiscal quarter period of the Parent with respect to which financial statements have been, or were required to have been, delivered pursuant to Section 5.2(a) or (b), the ratio of (a) Consolidated Total Net Debt as of the last day of such period to (b) Consolidated Adjusted EBITDA for such period.

“Transaction Costs” means the fees, costs and expenses payable by the Parent or any of its Subsidiaries (including any upfront fees on the Loans) on or before the Restatement Effective Date in connection with the Transactions.

“Transactions” means, collectively, the funding of the Loans on the Restatement Effective Date, the Refinancing and the payment of the Transaction Costs.

“Type,” when used in reference to any Loan or borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such borrowing, is determined by reference to the applicable Term SOFR Rate or the ABR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“UK Bribery Act” has the meaning set forth in Section 4.22(c).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unmatured Event of Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default.

“USA Patriot Act” has the meaning set forth in Section 11.13.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 11.19.

“Variable Interest Entities” means, collectively:

(i) the ECP Entities; and

(ii) any other entity (other than a Subsidiary of the Parent) in which the Parent directly or indirectly owns any Equity Interests issued by such entity, and that is designated by the Parent in good faith as a “Variable Interest Entity” pursuant to a written notice delivered to the Agent;

in each case of clauses (i) and (ii) above, solely to the extent (A) the relevant Person is directly or indirectly controlled by the Parent, (B) the Parent or any of its wholly-owned Subsidiaries is the primary beneficiary of such Person and (C) such Person is consolidated in the financial statements of the Parent and its consolidated Subsidiaries for the relevant period.

“Westech” means Westech Investment Advisors LLC, a California limited liability company.

“Westech Acquisition” means the acquisition of Westech by P10 Intermediate Holdings LLC pursuant to the Acquisition Agreement as such term is defined in the First Amendment.

“Westech Assumed Lien” has the meaning set forth in Section 6.2(h)(y).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2
Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to a “determination” or “designation” include estimates by the Agent (in the case of quantitative determinations or designations), and beliefs by the Agent (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, restatements, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference herein to any Person shall be construed to include such Person’s successors and assigns including, without limitation, as a result of a restructuring or conversion not prohibited by this Agreement. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations, any reference herein or in any other Loan Document to the Obligations being “paid in full” or “repaid in full,” and any reference herein or in any other Loan Document to the action by any Person to repay the Obligations in full, shall mean the repayment in full in cash in Dollars (or cash collateralization or receipt of a backup letter of credit in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations for which no claim has been made. References in this Agreement to “ordinary course of business” or similar term shall also include any activities conducted in the ordinary course of business by asset managers and managers of mutual funds, private equity or debt funds, hedge funds, or funds of funds, as well as any activities conducted in the ordinary course of business by any Loan Party or any Subsidiary thereof existing on the Restatement Effective Date or formed or acquired thereafter, in each case, consistent with customary investment or asset management services, financial advisory services, money management services, and merchant banking activities or any similar or related business.
1.3
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all references to GAAP and all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), to the extent that such change would require the recognition of right-of-use assets and lease liabilities for any lease (or similar arrangement conveying the right to use) that would not be classified as a capital lease under GAAP as in effect on December 31, 2016, regardless of whether such lease was in effect on such date or entered into, amended, modified or otherwise supplemented after such date.
1.4
Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, light, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.5
Interest Rates; Benchmark Notification. The interest rate on a Term SOFR Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in such information source or service, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.6
Certain Calculations.
(a)
[Reserved].
(b)
Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.6. Whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended four fiscal quarter period of the Parent with respect to which financial statements have been, or were required to have been, delivered pursuant to Section 5.2(a) or (b).
(c)
For purposes of calculating any financial ratio or test or relevant amount of Consolidated Adjusted EBITDA, the transaction or event for which the calculation of any such ratio or test or amount is made (and, to the extent applicable, the use of proceeds thereof and the incurrence or repayment of any Debt in connection therewith), as applicable, and all Specified Transactions that have been made (i) during the applicable Test Period and (ii) other than for purposes of determining actual compliance, and not compliance on a pro forma basis, with the Financial Covenants, subsequent to such Test Period and prior to or simultaneously with the transaction or event for which the calculation of any such ratio or test or amount is made shall be calculated on a pro forma basis assuming that such transaction or event and all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Parent or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.6, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.6.
(d)
Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and cost synergies projected by the Parent in good faith to be realized within twelve (12) months after the date of any merger or other business combination, acquisition, divestiture, restructuring or cost saving initiative or other similar initiative; provided that (A) such amounts are reasonably identifiable, quantifiable, attributable to the applicable transaction, event or initiative and based on assumptions believed by the Parent in good faith to be reasonable at the time made and supported by an officer’s certificate delivered to the Agent, and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and cost synergies had been realized on the first day of such period (and during the entirety of such period), net of the amount of actual benefits realized during such period from such actions, (B) such amounts are projected by the Parent in good faith to be reasonably anticipated to be realizable from actions taken or committed to be taken within twelve (12) months of the date of such merger or other business combination, acquisition, divestiture, restructuring or cost saving initiative or other similar initiative and (C) no amounts shall be added pursuant to this Section 1.6(d) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided that aggregate amounts of pro forma adjustments and other amounts included in the calculation of “Consolidated Adjusted EBITDA” pursuant to this Section 1.6(d), together with aggregate amounts added to “Consolidated Adjusted EBITDA” pursuant to clause (i) of the definition thereof, shall not cumulatively exceed 20% of “Consolidated Adjusted EBITDA” (prior to giving effect to the amounts added pursuant to this Section 1.6(d) or such clause (i)).
(e)
Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent.
1.7
Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Unmatured Event of Default or Event of Default has occurred, is continuing or would result therefrom but excluding any determination of whether extensions of credit may be made under any Revolving Credit Facility) in connection with a Specified Transaction (including, for the avoidance of doubt, the incurrence of any Incremental Loan Commitments) undertaken in connection with the consummation of a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Unmatured Event of Default or Event of Default (other than an Event of Default under Section 7.1(a), (d), (e) or (f)) has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Debt) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Adjusted EBITDA of the Parent or the target of such Limited Condition Acquisition) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition, any other Specified Transaction or any other action being taken in connection therewith is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated.
1.8
Amendment and Restatement. This Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties to the Restatement Agreement agreeing that there is no novation of the Original Credit Agreement or any other Loan Document and from and after the effectiveness of this Agreement, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by this Agreement. From and after the effectiveness of this Agreement, the Obligations under the Original Credit Agreement shall continue as Obligations under this Agreement and the Loan Documents until otherwise paid in accordance with the terms hereof. The Collateral Documents and the grant of Liens on all of the Collateral described therein do and shall continue to secure the payment of all Obligations. Without limiting the generality of the foregoing, the parties to the Restatement Agreement acknowledge and agree that the Liens securing the “Obligations” as defined in the Original Credit Agreement, shall from and after the Restatement Effective Date secure the payment and performance of all Obligations for the benefit of the Agent and the Secured Parties, and all such Liens shall continue in full force and effect after giving effect to this Agreement and are hereby confirmed and reaffirmed by each of the Loan Parties. The parties to the Restatement Agreement further acknowledge and agree that all “Collateral Documents” as defined in the Original Credit Agreement shall remain in full force and effect after the Restatement Effective Date in favor of and for the benefit of the Agent and the Secured Parties (with each reference therein to the collateral agent, the credit agreement or a credit document being a reference to the Collateral Agent, this Agreement or the other Loan Documents, as applicable), and each Loan Party to the Restatement Agreement confirms and ratifies its obligations thereunder. For the avoidance of doubt, unless otherwise expressly provided herein, upon the Restatement Effective Date, any basket which permits a certain amount of a given type of transaction over the life of this Agreement (however denominated) shall be reset such that any use of such baskets on or subsequent to the Original Closing Date but prior to the Restatement Effective Date shall be disregarded for purposes of testing such basket.

ARTICLE II

AMOUNT AND TERMS OF LOANS
2.1
Credit Facilities.
(a)
Term Loan Facility.
(i)
Subject to the terms and conditions of this Agreement: (A) each Initial Term Lender agrees (severally, not jointly or jointly and severally) to make Initial Term Loans to the Borrower in Dollars on the Restatement Effective Date in an amount equal to such Lender’s Initial Term Loan Commitment and (ii) each Lender with an Incremental Term Loan Commitment (each, an “Incremental Term Lender”) agrees (severally, not jointly or jointly and severally) to make incremental Term Loans (“Incremental Term Loans”) to the Borrower in Dollars on the relevant borrowing date in an amount equal to such Lender’s applicable Incremental Term Loan Commitment (collectively, “Term Advances”). All such Term Loans shall be made on the applicable date by making immediately available funds available to the Agent’s Account or to such other account or accounts as may be designated in writing to the Agent by the Borrower, not later than the time specified by the Agent. The full amount of the Initial Term Loan Commitments must be drawn in a single drawing on the Restatement Effective Date. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
(b)
Revolving Credit Facility.
(i)
Subject to the terms and conditions of this Agreement, and during the term of this Agreement:
(A)
each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Advances” and, together with Term Advances, “Advances”) to the Borrower in Dollars in an aggregate amount at any one time outstanding not to exceed such Revolving Lender’s Revolving Commitment at such time; provided that at no time shall the sum of such Revolving Lender’s aggregate Pro Rata Share of the Revolving Credit Facility Usage and Letter of Credit Usage exceed such Revolving Lender’s Revolving Commitment, and
(B)
amounts borrowed pursuant to this Section 2.1(b) may be repaid at any time during the term of this Agreement and, subject to the terms and conditions of this Agreement, reborrowed prior to the Maturity Date. The outstanding principal amount of the Revolving Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(ii)
No Revolving Lender shall have an obligation to make any Revolving Advance under the Revolving Credit Facility on or after the Maturity Date.
2.2
Rate Designation. The Borrower shall designate each Loan as a Base Rate Loan or a Term SOFR Loan. Each Base Rate Loan shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000, unless such Advance is being made to pay any interest, fees, or expenses then due hereunder, in which case such Advance may be in the amount of such interest, fees, or expenses, each Term SOFR Loan shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000.

2.3
Interest Rates; Payment of Principal and Interest.
(a)
The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or under Section 2.13, 2.14 or 2.23, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at the Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.23 and 8.2, which shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)
[Reserved].
(c)
Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for account of the applicable Lenders or the respective Issuing Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon at the Defaulting Lender Rate, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent.
(d)
Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including Section 7.3 and any agreements between the Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (or the Lenders under the applicable Class, as applicable) (according to the unpaid principal balance of the Obligations to which such payments relate held by each applicable Lender) and applied thereto and payments of fees and expenses (other than fees or expenses that are for the Agent’s separate account, after giving effect to any agreements between the Agent and individual Lenders) shall be apportioned ratably among the applicable Lenders in accordance with their respective Pro Rata Shares be applied as follows:
(i)
Subject to Section 2.3(d)(iii) below and Section 7.3, all payments shall be remitted to the Agent and all such payments shall be applied:

(A)
first, to pay any fees and expenses (or the fees and expenses with respect to the relevant Class, as applicable) then due to the Agent under the Loan Documents, until paid in full,
(B)
second, to pay any fees and expenses (or the fees and expenses with respect to the relevant Class, as applicable) then due to the applicable Lenders under the Loan Documents, on a ratable basis, until paid in full,
(C)
third, ratably to pay interest due in respect of the Loans (or the Loans under the relevant Class, as applicable) until paid in full,
(D)
fourth, so long as no Application Event has occurred and is continuing, to pay the principal of all Advances (or the Advances under relevant Class, as applicable) until paid in full,
(E)
fifth, if an Application Event has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to the Agent, to be held by the Agent, for the ratable benefit of the respective Issuing Lender, as cash collateral in an amount up to 102.0% of the Letter of Credit Usage until paid in full,
(F)
sixth, if an Application Event has occurred and is continuing, to pay any other Obligations until paid in full, and
(G)
seventh, to the Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(ii)
The Agent promptly shall distribute to each Lender (or each Lender under the applicable Class, as applicable), pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.
(iii)
In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(d)(i) shall not apply to any payment made by the Borrower to the Agent and specified by the Borrower to be for the payment of specific Obligations (including any Obligations under any Class) then due and payable (or prepayable) under any provision of this Agreement.
(iv)
For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, other than any contingent and unasserted indemnification or similar Obligations.
(v)
In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.
(e)
Subject to Section 2.4, each Loan shall bear interest upon the unpaid principal balance thereof, from and including the date advanced or converted, to but excluding the date of conversion or repayment thereof, at a fluctuating rate, per annum, equal to (i) in the case of any Base Rate Loans, the ABR plus the Applicable Margin and (ii) in the case of any Term SOFR Loans, the Adjusted Term SOFR Rate for the Interest Period in effect for such borrowing plus the Applicable Margin. Any change in the interest rate resulting from a change in the ABR will become effective on the day on which each change in the ABR is announced by the Agent. Interest due with respect to any Loans shall be due and payable, in arrears, commencing on the first Interest Payment Date following the Restatement Effective Date, and continuing on each Interest Payment Date thereafter up to and including the Interest Payment Date immediately preceding the Maturity Date, and on the Maturity Date.
(f)
[Reserved].
(g)
Interest computed by reference to the Term SOFR Rate shall be computed on the basis of a year of 360 days. Interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof. The applicable ABR or Adjusted Term SOFR Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.
(h)
The Borrower shall pay the Agent (for the ratable benefit of the Lenders with a Revolving Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.10(f)) which shall accrue at a rate equal to the Applicable Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit (the “Letter of Credit Fee”). The Letter of Credit Fee shall be due and payable quarterly in arrears on the fifteenth (15th) day after the end of each fiscal quarter.
(i)
Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Advances, together with accrued and unpaid interest thereon, shall be due and payable, in full, on the Maturity Date.
(j)
Any Lender by written notice to the Borrower (with a copy to the Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note, substantially in the form of Exhibit A-2, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.1) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). For the avoidance of doubt, assignments of any Loans by Lenders (irrespective of whether promissory notes are issued hereunder) shall be in accordance with the provisions of Article IX of this Agreement. In no event shall the delivery of a promissory note pursuant to this Section 2.3(i) constitute a condition precedent to any extension of credit hereunder.
2.4
Default Rate. (i) If any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, the rate otherwise applicable to such Loan as provided above plus 2.0 percentage points or (B) in the case of any other amount, 2.0 percentage points plus the rate applicable to Base Rate Loans as provided above and (ii) upon the occurrence and during the continuance of an Event of Default, (A) all Loans then outstanding shall bear interest at a rate equal to the rate otherwise applicable to such Loan plus 2.0 percentage points, and (B) the Letter of Credit Fee shall be increased to 2.0 percentage points above the per annum rate otherwise applicable thereunder. All amounts payable under this Section 2.4 shall be due and payable on demand by the Agent.
2.5
Computation of Fees. All computations of the fees (including the Letter of Credit Fee) due hereunder for any period shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in such period.
2.6
Request for Borrowing.
(a)
Each Loan shall be made on a Business Day.
(b)
Each Loan or Letter of Credit that is proposed to be made after the Restatement Effective Date shall be made upon written notice, by way of a Request for Borrowing, which Request for Borrowing shall be irrevocable and shall be given by facsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), or personal service, and delivered to the Agent and Issuing Lender as provided in Section 11.3.
(i)
For a Base Rate Loan, the Borrower shall give the Agent notice not later than 12:00 noon New York City time on the Business Day that is the requested Funding Date, and such notice shall specify that a Base Rate Loan is requested and state the amount thereof (subject to the provisions of this Article II).
(ii)
For a Term SOFR Loan, the Borrower shall give the Agent notice not later than 12:00 noon New York City time three (3) Business Days before the date the Term SOFR Loan is to be made, and such notice shall specify that a Term SOFR Loan is requested and state the amount and Interest Period thereof (subject to the provisions of this Article II); provided, however, that no Loan shall be available as a Term SOFR Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing. At any time that an Event of Default has occurred and is continuing, the Agent may convert, and shall convert if so requested by the Required Lenders, the interest rate on all outstanding Term SOFR Loans to the rate then applicable to Base Rate Loans hereunder. If the Borrower fails to designate a Loan as a Term SOFR Loan in accordance herewith, the Loan will be a Base Rate Loan.
(iii)
In connection with each Term SOFR Loan, the Borrower shall indemnify, defend, and hold the Agent and the Lenders harmless against any loss, cost, or expense incurred by the Agent or any Lender as a result of (A) the payment of any principal of any such Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default); provided that (B) the conversion of any such Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any such Loan on the date specified in any Request for Borrowing or Request for Conversion/Continuation, as applicable, delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). The amount of such Funding Losses shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its ratable portion of the Term SOFR Loans and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of the Agent or a Lender delivered to the Borrower setting forth any amount or amounts that the Agent or such Lender is entitled to receive pursuant to this Section 2.6(b)(iii) shall be conclusive absent manifest error.
(c)
[Reserved].
(d)
Each Request for Borrowing shall specify, among other information, (i) the Class of any such Loan, (ii) the date such Loan or Letter of Credit will be made or issued, which shall be a Business Day, (iii) whether any such Loan will be a Base Rate Loan or a Term SOFR Loan, (iv) the aggregate amount of such Loan or Letter of Credit and (v) in the case of a Term SOFR Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.” There shall not at any time be more than a total of twenty (20) Term SOFR Tranches outstanding, in the aggregate.
(e)
Promptly after receipt of a Request for Borrowing pursuant to Section 2.6(b), the Agent shall notify the applicable Lenders not later than 2:00 p.m. New York City time, on the Funding Date applicable thereto (in the case of a Base Rate Loan) or the third Business Day preceding the Funding Date (in the case of a Term SOFR Loan), by telecopy, electronic mail (in a format bearing a copy of the signature(s) required thereon) or other similar form of transmission, of the requested Loan. Each such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to the Agent in immediately available funds, to the Agent’s Account, not later than 3:00 p.m. New York City time on the Funding Date applicable thereto. After the Agent’s receipt of the proceeds of such Loans, the Agent shall make the proceeds thereof available to the Borrower on the applicable Funding Date by transferring to the Designated Account immediately available funds equal to the proceeds that are requested by the Borrower in the applicable Request for Borrowing; provided, however, that the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Loan if the Agent shall have actual knowledge that (1) subject to Section 1.7, one or more of the applicable conditions precedent set forth in Article III will not be satisfied on the requested Funding Date for the applicable Loan unless such condition has been waived, or (2) a requested Revolving Loan or Letter of Credit would exceed the Revolving Availability on such Funding Date.
(f)
Unless the Agent receives notice from a Lender on or prior to the Restatement Effective Date or, with respect to any Loan after the Restatement Effective Date, prior to 10:00 a.m. New York City time on the date of such Loan, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Loan, the Agent may assume that each Lender has made or will make such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by the Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the date of such Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Loan, without in any way prejudicing the rights and remedies of the Borrower against the Defaulting Lender. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.
(g)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.6(f), 2.10(d) or 8.2, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent or the respective Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.
(h)
All Advances under any Class shall be made by the Lenders under such Class contemporaneously and in accordance with their Pro Rata Shares of such Class. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder. Each Lender at its option may make any Term SOFR Advance by causing any Applicable Lending Office of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
2.7
Conversion or Continuation.
(a)
Subject to the provisions of clause (d) of this Section 2.7 and the provisions of Section 2.14, the Borrower shall have the option to (i) convert all or any portion of the outstanding Base Rate Loans equal to $500,000, and integral multiples of $100,000 in excess of such amount, to a Term SOFR Loan, (ii) convert all or any portion of the outstanding Term SOFR Loans equal to $500,000 and integral multiples of $100,000 in excess of such amount, to a Base Rate Loan, and (iii) upon the expiration of any Interest Period applicable to any of its Term SOFR Loans, continue all or any portion of such Term SOFR Loans equal to $500,000, and integral multiples of $100,000 in excess of such amount, as a Term SOFR Loan, and the succeeding Interest Period of such continued Loan shall commence on the expiration date of the Interest Period previously applicable thereto; provided, however, that a Term SOFR Loan only may be converted or continued, as the case may be, on the expiration date of the Interest Period applicable thereto; provided, further, however, that no outstanding Loan may be continued as, or be converted into, a Term SOFR Loan when any Unmatured Event of Default or Event of Default has occurred and is continuing; provided, further, however, that if, before the expiration of an Interest Period of a Term SOFR Loan, the Borrower fails timely to deliver the appropriate Request for Conversion/Continuation, such Term SOFR Loan automatically shall continue as a Term SOFR Loan with an Interest Period of one month.
(b)
The Borrower shall by facsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon) or personal service deliver a Request for Conversion/Continuation to the Agent (i) no later than 1:00 p.m., New York City time, one (1) Business Day prior to the proposed conversion date (in the case of a conversion to a Base Rate Loan), and (ii) no later than 1:00 p.m. New York City time, three (3) Business Days before (in the case of a conversion to, or a continuation of, a Term SOFR Loan). A Request for Conversion/Continuation shall specify (x) the proposed conversion or continuation date (which shall be a Business Day), (y) the amount and type of the Loan to be converted or continued, and (z) the nature of the proposed conversion or continuation.
(c)
Any Request for Conversion/Continuation shall be irrevocable and the Borrower shall be obligated to convert or continue in accordance therewith.
(d)
No Loan (or portion thereof) may be converted into, or continued as, a Term SOFR Loan with an Interest Period that ends after the Maturity Date.
2.8
Mandatory Repayments.

(a)
All interest that has accrued and remains unpaid thereon, all contingent reimbursement obligations of the Borrower with respect to outstanding Letters of Credit, all unpaid fees, costs, or expenses that are payable hereunder or under any other Loan Document, and all other Obligations immediately shall be due and payable in full, without notice or demand (including either (i) providing cash collateral to be held by the Agent in an amount equal to 102.0% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Agent), on the Maturity Date.
(b)
In the event that, as of the date of such determination, the sum of the then outstanding Revolving Credit Facility Usage and the Letter of Credit Usage exceeds the then extant amount of the Revolving Commitments, then, and in each such event, promptly upon obtaining notice of such excess (and in any event within fifteen (15) Business Days of obtaining such notice) the Borrower shall repay such amount or cash collateralize Letters of Credit as shall be necessary so that the outstanding Revolving Credit Facility Usage and the Letter of Credit Usage does not exceed the then extant amount of the Revolving Commitments.
(c)
In the event and on each occasion that any Net Proceeds are received by the Parent or any Subsidiary in respect of any Prepayment Event, the Borrower shall on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event,” within five (5) Business Days after such Net Proceeds are received) by the Parent or such Subsidiary, prepay Term Loans in an amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” the Parent or any Subsidiary may cause the Net Proceeds from such event (or a portion thereof) to be invested within 365 days after receipt by the Parent or such Subsidiary of such Net Proceeds in the business of the Parent and its Subsidiaries (including to consummate any Permitted Acquisition (or any other acquisition of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person) permitted hereunder), in which case no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or such portion of such Net Proceeds so invested) except to the extent of any such Net Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Parent or one or more Subsidiaries shall have entered into an agreement or binding commitment to invest such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so invested.
(d)
All prepayments of the Term Loans made pursuant to this Section 2.8 shall (i) prior to the Maturity Date, so long as no Application Event shall have occurred and be continuing, be applied ratably to the outstanding principal amount of the Term Loans in direct order of maturity thereof and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(d)(i).
(e)
All prepayments of the Revolving Loans made pursuant to this Section 2.8 shall (i) prior to the Maturity Date, so long as no Application Event shall have occurred and be continuing, be applied ratably to the outstanding principal amount of the

Revolving Advances until paid in full, (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(d)(i), and (iii) so long as an Event of Default has not occurred and is not continuing, to the extent that such prepayments are to be applied to any Revolving Advances pursuant to Section 2.8(e)(i) above, be applied, first, ratably to any Revolving Advances that are Base Rate Loans, until paid in full, and, second, ratably to any Revolving Advances that are Term SOFR Loans, until paid in full.
2.9
Voluntary Prepayments; Termination and Reduction in Commitments.
(a)
The Borrower shall have the right, at any time and from time to time, to prepay the Loans under any Class without penalty or premium. The Borrower shall give the Agent written notice not less than (i) one Business Day prior to any such prepayment with respect to Base Rate Loans or (ii) three Business Days’ prior written notice of any such prepayment with respect to Term SOFR Loans. In each case, such notice shall specify (x) the Class of Loans with respect to which such prepayment is to be made, (y) the date on which such prepayment is to be made (which shall be a Business Day), and (z) the amount of such prepayment. Each such prepayment shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof and shall include interest accrued on the amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding). Any voluntary prepayments of principal by the Borrower of a Term SOFR Loan prior to the end of the applicable Interest Period shall be subject to Section 2.6(b)(iii). Each notice delivered by the Borrower pursuant to this Section 2.9(a) shall be irrevocable; provided that a notice of prepayment may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)
Unless previously terminated in accordance with the terms of this Agreement, (i) the Revolving Commitments, including any commitment to issue Letters of Credit, shall terminate at 5:00 p.m. New York City time on the Maturity Date, (ii) the Initial Term Loan Commitments shall terminate upon the funding of the Initial Term Loans on the Restatement Effective Date and (iii) any Incremental Term Loan Commitment shall terminate as provided in the applicable Increase Joinder.
(c)
The Borrower has the option, at any time upon three Business Days’ prior written notice to the Agent, to terminate the Revolving Commitments hereunder without penalty or premium by paying to the Agent, in cash, the Obligations in respect of the Revolving Credit Facility (including contingent reimbursement obligations of the Borrower with respect to outstanding Letters of Credit, but excluding contingent indemnification obligations in respect of claims that are unasserted and unanticipated) in full (including either (i) providing immediately available funds to be held by the Agent for the benefit of those Lenders with a Revolving Commitment in an amount equal to 102.0% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to each respective Issuing Lender); provided that the Revolving Commitments shall not be terminated if after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9(a), the aggregate amount of the Revolving Credit Facility Usage and Letter of Credit Usage would exceed the aggregate amount of the Revolving Commitments. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.9(c) shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon one or more events as specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. If the Borrower has sent a notice of termination pursuant to the provisions of this Section, then (subject to the proviso in the preceding sentence) the Revolving Commitments shall terminate and the Borrower shall be obligated to repay the Obligations (including contingent reimbursement obligations of the Borrower with respect to outstanding Letters of Credit, but excluding contingent indemnification obligations in respect of claims that are unasserted and unanticipated) in full on the date set forth as the date of termination of this Agreement in such notice. Any termination of the Revolving Commitments shall be permanent.
(d)
The Borrower has the option, at any time upon three Business Days’ prior written notice to the Agent, to reduce the Revolving Commitments under any Class without penalty or premium to an amount not less than the sum of, in the case of any such reduction of Revolving Commitments, (A) the Revolving Credit Facility Usage as of such date, plus (B) the principal amount of all Revolving Advances not yet made as to which a request has been given by the Borrower under Section 2.6(b). Each such reduction shall be in an amount which is not less than $500,000 (unless the Revolving Commitments are being reduced to zero and the amount of the Revolving Commitments in effect immediately prior to such reduction are less than $500,000). Each notice delivered by the Borrower pursuant to this Section 2.9(c) shall be irrevocable. Subject to Section 2.18, once reduced, the applicable Revolving Commitments may not be increased. Each such reduction of the Revolving Commitments shall reduce the Revolving Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.
2.10
Letters of Credit.
(a)
Each Letter of Credit existing under the Original Credit Agreement immediately prior to the Restatement Effective Date shall be deemed to be a Letter of Credit under this Agreement as of the Restatement Effective Date. Subject to the terms and conditions of this Agreement (including without limitation the provisions of Article III and this Section 2.10(a)), the Revolving Commitments may be utilized in addition to the Revolving Loans provided for in Section 2.1, upon the request of the Borrower made in accordance herewith not later than five (5) Business Days before the Maturity Date, by the issuance by an Issuing Lender selected by the Borrower of standby letters of credit denominated in Dollars (each, a “Letter of Credit”) for the account of the Borrower (or for the account of the Parent or any Subsidiary so long as the Borrower is an obligor in respect of all Obligations arising under or in respect of such Letter of Credit), such Issuing Lender may in its discretion amend, renew or extend any Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing and delivered to the respective Issuing Lender and the Agent via hand delivery, facsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the respective Issuing Lender in its sole and absolute discretion and shall specify (i) the Issuing Lender, (ii) the amount of such Letter of Credit, (iii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iv) the expiration of such Letter of Credit, (v) the name and address of the beneficiary thereof and (vi) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. It is hereby acknowledged that an Issuing Lender shall have no obligation to issue, amend, renew or extend a Letter of Credit (A) if, after giving effect to the issuance of such requested Letter of Credit, the Letter of Credit Usage would exceed (1) $10,000,000 or (2) the Revolving Availability, (B) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Lender in good faith deems material to it, (C) if the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally or (D) if such Issuing Lender does not consent to such issuance, amendment, renewal or extension in its sole discretion. There shall not be more than a total of twenty (20) Letters of Credit issued and outstanding at any time.
(b)
Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) unless such Letter of Credit has been cash collateralized in an amount equal to 102% of such Letter of Credit Usage as of the Maturity Date or otherwise backstopped on terms reasonably acceptable to such Issuing Lender and the Agent, the Maturity Date.
(c)
(i) If an Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such L/C Disbursement by paying to the Agent an amount equal to such L/C Disbursement not later than 1:00 p.m., New York City time, on (x) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (y) the Business Day immediately following the day that the

Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is in Dollars and is not less than $500,000, the Borrower may, prior to the Maturity Date and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.6 that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan.
(ii)
If the Borrower fails to make such payment when due, the Agent shall notify each applicable Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Share thereof.
(d)
(i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender (other than the respective Issuing Lender), and each Lender (other than the respective Issuing Lender) hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Event of Default or Unmatured Event of Default or reduction or termination of the Revolving Commitments; provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.10(d) if (x) the conditions set forth in Section 3.2 would not be satisfied in respect of a credit extension at the time such Letter of Credit was issued and (y) the Required Lenders in respect of the Revolving Credit Facility shall have so notified such Issuing Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist; provided, further, that the obligation of the Revolving Lenders to participate in Letters of Credit issued prior to the Maturity Date and remaining outstanding thereafter shall continue solely to the extent that the Borrower shall have defaulted in its obligation to cash collateralize such Letters of Credit on the Maturity Date as required by Section 2.8(a).
(ii)
In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Agent, for account of the respective Issuing Lender, such Revolving Lender’s Pro Rata Share of each L/C Disbursement made by such Issuing Lender in respect of Letters of Credit promptly upon the request of such Issuing Lender at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed or cash collateralized by the Borrower or at any time after any reimbursement payment or cash collateral is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.6(e) with respect to Loans made by such Revolving Lender (and Sections 2.6(e) and (f) shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Agent shall promptly pay to such Issuing Lender the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to Section 2.10(c), the Agent shall distribute such payment to such Issuing Lender or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Lender for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(e)
The Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder (other than payment in full by the Borrower).

Neither the Agent, the Lenders, any Issuing Lender, any Agent-Related Person, any Sustainability Structuring Agent Related Person nor any Lender-Related Person, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by an Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in clause (e) above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Lender; provided that the foregoing shall not be construed to excuse such Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i)
an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)
an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(iii)
this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
(f)
Any and all charges, commissions, fees, and costs incurred by an Issuing Lender relating to Letters of Credit shall be reimbursable pursuant to Section 8.1; it being acknowledged and agreed by the Borrower that, as of the Restatement Effective Date, the issuance charge imposed by an Issuing Lender is 0.25% per annum times the undrawn amount of each Letter of Credit, and that an Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals.
(g)
If the Borrower shall be required to cash collateralize Letter of Credit Usage pursuant to Section 2.3, Section 2.8, Section 2.10 or Section 7.2, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Agent cash denominated in the currency of the Letter of Credit under which such Letter of Credit Usage arises in an amount equal to the amount required under Section 2.3, Section 2.8(a), Section 2.10 or Section 7.2, as applicable. Such deposit shall be held by the Agent as collateral in the first instance for the Letter of Credit Usage for the applicable Issuing Lender(s) under this Agreement, and for these purposes the Borrower hereby grants a security interest to the Agent for the benefit of the Revolving Lenders and the other Issuing Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the UCC) or other property held therein.
2.11
Fees.
(a)
Commitment Fee. A commitment fee (the “Commitment Fee”) shall be due and payable quarterly in arrears, on the fifteenth (15th) day after the end of each fiscal quarter, in an amount equal to the Applicable Commitment Fee Rate times the result of, in the case of the Revolving Credit Facility, (i) the Revolving Commitments at such time, less (ii) the average Daily Balance of Revolving Advances that were outstanding during the immediately preceding quarter. The Commitment Fee shall accrue from and including the Restatement Effective Date to and including the Maturity Date.
(b)
Other Fees. The Borrower shall pay as and when due and payable under the terms of the Engagement Letter and Fee Letter, the fees set forth therein.
2.12
Maintenance of Records; Effect. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and currency of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for account of the Lenders and each Lender’s share thereof. The entries made in the records maintained pursuant to this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of this Agreement.
2.13
Increased Costs.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate) or any Issuing Lender;
(ii)
impose on any Lender or any Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)
impose on any Lender or any Issuing Lender any Taxes (other than (x) Excluded Taxes, (y) Indemnified Taxes or (z) Other Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, converting to, or continuing any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such

Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.
(c)
Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Notice; Delay in Requests. Each Lender and Issuing Lender agrees to use reasonable efforts to notify the Borrower upon becoming aware of any Change in Law giving rise to a right to compensation pursuant to this Section. Notwithstanding the foregoing, no failure or delay on the part of any Lender or Issuing Lender to give any such notice to the Borrower or to demand compensation pursuant to this Section shall constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation or otherwise form the basis of any liability of such Lender or Issuing Lender to the Borrower; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14
Alternate Rate of Interest.
(a)
Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)
the Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period, or
(ii)
the Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark borrowing, the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such borrowing for such Interest Period; then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new

Request for Borrowing in accordance with the terms of Section 2.6, (1) any Request for Conversion/Continuation that requests the conversion of any Base Rate Loan to, or continuation of any Base Rate Loan as, a Term Benchmark borrowing and any Request for Borrowing that requests a Term Benchmark Revolving borrowing shall instead be deemed to be a Request for Conversion/Continuation or a Request for Borrowing, as applicable, for a Base Rate Loan. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.14(a), then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Request for Borrowing in accordance with the terms of Section 2.6, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Term Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, a Base Rate Loan.
(b)
Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Obligation shall be deemed to be a Loan Document for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)
Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for (1) a Term Benchmark borrowing into a request for a borrowing of or conversion to a Base Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Term Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute a Base Rate Loan.
2.15
Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Term SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof

(with a copy to the Agent), such Lender’s obligation to make, convert or continue Term SOFR Loans shall be suspended until such time as such Lender may again make or maintain Term SOFR Loans, and if applicable law shall so mandate, such Lender’s Term SOFR Loans shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement, on or before such date as shall be mandated by such applicable law.
2.16
Place of Loans. Nothing herein shall be deemed to obligate the Lenders (or the Agent on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by the Agent or any Lender that it has obtained or will obtain such funds in any particular place or manner.
2.17
Survivability. The Borrower’s obligations under Section 2.13 hereof shall survive repayment of the Loans made hereunder and termination of the Revolving Commitments for a period of 90 days after such repayment and termination.
2.18
Incremental Facilities.
(a)
The Borrower may, on one or more occasions after the Restatement Effective Date and prior to the Maturity Date, by written notice to the Agent, elect to request an increase in the (x) existing Term Loans of any Class (the commitments thereto, the “Incremental Term Loan Commitments”) and/or (y) existing Revolving Commitments of any Class (“Incremental Revolving Credit Commitments” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”), (each increase that satisfies the terms and conditions of this Section 2.18, an “Approved Increase”), by an aggregate amount, for all such increases under this Section 2.18, that does not exceed the Maximum Incremental Facilities Amount. Such Approved Increase shall be in a minimum principal amount of $5,000,000 unless otherwise agreed by the Agent. Each such notice shall specify (i) the amount of the proposed increase, if any, to the existing Revolving Commitments or Term Loans, as applicable, (ii) the date on which such increase shall become effective (the “Increase Effective Date”), and (iii) the identity of each Lender or other Eligible Transferee to whom the Borrower proposes any portion of such Revolving Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations, which Lender or other Eligible Transferee shall reasonably acceptable to the Agent; provided that any Lender or other Eligible Transferee approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, as applicable, and the Revolving Commitments or Terms Loans, as applicable, shall only be increased to the extent of Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, agreed to be provided by Lenders or Eligible Transferees. Any Eligible Transferee who agrees to provide such Incremental Revolving Credit Commitment or Incremental Term Loan Commitment shall execute a joinder agreement to which such Eligible Transferee and the Agent (whose consent thereto shall not be unreasonably withheld or delayed) are party (the “Increase Joinder”). If such proposed Lender agrees to execute an Increase Joinder in connection with an Approved Increase, such Increase Joinder may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 2.18. Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Loans shall be deemed, unless the context otherwise requires, to include Incremental Revolving Credit Commitments and Incremental Term Loan Commitments made pursuant to this Section 2.18.
(b)
The Incremental Loan Commitments with respect to an Approved Increase shall become effective as of such Increase Effective Date; provided that, subject to Section 1.7, each of the conditions set forth in Section 3.2 shall be satisfied (or waived) prior to the effectiveness of such Incremental Revolving Credit Commitments or the funding of the relevant Incremental Term Loan Commitments; provided, further, that, with respect to any Incremental Term Loan Commitment incurred for the primary purpose of financing a Limited Condition Acquisition (“Acquisition-Related Incremental Commitments”), the condition set forth in Section 3.2(a) shall be deemed to have been satisfied so long as, as of the date of the initial borrowing pursuant to such Acquisition-Related Incremental Commitment, the specified representations shall be true and correct in all material respects (or in all respects if qualified by materiality) immediately prior to, and immediately after giving effect to, the initial borrowing pursuant to such Acquisition-Related Incremental Commitment.
(c)
The terms and provisions of Loans made pursuant to an Approved Increase shall be identical to the terms and provisions applicable to the relevant Class of Loans and/or Commitments subject to such Approved Increase immediately prior to such Increase Effective Date (other than, for the avoidance of doubt, differences in upfront fees).
(d)
With respect to any Incremental Revolving Credit Commitments, to the extent any Advances or Letters of Credit of the relevant Class subject to such Approved Increase are outstanding on the Increase Effective Date, each of the Lenders of such Class having a Revolving Commitment of such Class prior to the Increase Effective Date (the “Revolving Pre-Increase Lenders”) shall assign to any Lender of such Class which is acquiring an Incremental Revolving Credit Commitment on the Increase Effective Date (the “Revolving Post-Increase Lenders”), and such Revolving Post-Increase Lenders shall purchase from each Revolving Pre-Increase Lender, at the principal amount thereof, such interests in the Advances and participation interests in Letters of Credit on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Advances and participation interests in Letters of Credit will be held by Revolving Pre-Increase Lenders and Revolving Post-Increase Lenders ratably in accordance with their Pro Rata Share of such Class after giving effect to such Incremental Revolving Credit Commitments.
(e)
The Incremental Loan Commitments and loans made pursuant thereto, established pursuant to this Section shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the Loan Documents.

2.19
Sustainability Adjustments.
(a)
ESG Amendment. After the Restatement Effective Date, the Borrower, in consultation with the Sustainability Structuring Agent and devised with assistance from the Sustainability Assurance Provider, shall be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Parent and its Subsidiaries. The Sustainability Structuring Agent and the Borrower may amend this Agreement with consent of the Required Lenders (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) to the otherwise Commitment Fee or Applicable Margin will be made; provided that the amount of such adjustments shall not exceed (i) in the case of the Commitment Fee, an increase and/or decrease of 0.01% and (ii) in the case of the Applicable Margin, an increase and/or decrease of 0.05%, and the adjustments to the Applicable Margin for Base Rate Loans shall be the same amount, in basis points, as the adjustments to the Applicable Margin for Term SOFR Loans, provided that in no event shall the Applicable Margin for any Class of Loans be less than zero. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably). The proposed ESG Amendment shall identify a sustainability assurance provider; provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of the Parent and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing (the “Sustainability Assurance Provider”). Following the effectiveness of the ESG Amendment:
(i)
any modification to the ESG Pricing Provisions that has the effect of (x) reducing the Commitment Fee, Applicable Margin for Base Rate Loans, or Applicable Margin for Term SOFR Loans to a level not otherwise permitted by Section 2.19(a) or (y) increasing the Commitment Fee, Applicable Margin for Base Rate Loans, or Applicable Margin for Term SOFR Loans that is not accompanied by a corresponding reduction of the Commitment Fee, Applicable Margin for Base Rate Loans, or Applicable Margin for Term SOFR Loans by a percentage equivalent to such increase, shall (in each case) be subject to the consent of all Lenders; and
(ii)
any other modification to the ESG Pricing Provisions (other than as provided for in Section 2.19(a)(i) above) shall be subject only to the consent of the Required Lenders.
(b)
Sustainability Structuring Agent. The Sustainability Structuring Agent will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

(c)
Conflicting Provisions. This Section shall supersede any provisions in Section 9.2 to the contrary.
2.20
Amortization of Term Loans.
(a)
The Borrower shall repay to the Agent, for the ratable benefit of the Initial Term Lenders, on each March 31, June 30, September 30 and December 31 to occur during the term of this Agreement (commencing on December 31, 2025) or, if any such date is not a Business Day, on the next succeeding Business Day (each, a “Term Loan Repayment Date”), an aggregate principal amount of such Initial Term Loans equal to 1.25% of the aggregate principal amount of such Initial Term Loans incurred on the Restatement Effective Date (the “Term Loan Repayment Amount”).
(b)
In the event that any Incremental Term Loans are made, such Incremental Term Loans shall be repaid by the Borrower on each Term Loan Repayment Date in an amount equal to the Term Loan Repayment Amount and subject to any adjustment to ensure fungibility with the Initial Term Loans.
2.21
[Reserved].
2.22
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)
commitment fees pursuant to Section 2.11(a) shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender;
(b)
Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or Section 2.9 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 10.4(a) shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such

Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Usage are held by the Lenders pro rata in accordance with the Commitments of the applicable Class hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)
the Revolving Credit Facility Usage, Revolving Credit Facility Usage and/or Letter of Credit Usage, as applicable, of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Lenders of a Class have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.2); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(d)
if any Letter of Credit Usage exists at the time any Revolving Lender becomes a Defaulting Lender then:
(i)
all or any part of the Letter of Credit Usage of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders under the Revolving Credit Facility in accordance with their respective Pro Rata Share thereof but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Facility Usage plus such Defaulting Lender’s Letter of Credit Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and provided that at no time shall the sum of any Revolving Lender’s aggregate Advances and such Revolving Lender’s Pro Rata Share of the aggregate Letter of Credit Usage exceed such Revolving Lender’s Revolving Commitment;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Agent, cash collateralize for the benefit of each Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Usage in accordance with the procedures set forth in Section 2.10;
(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Usage pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.3(g) with respect to such Defaulting Lender’s Letter of Credit Usage during the period such Defaulting Lender’s Letter of Credit Usage is cash collateralized;

(iv)
if the Letter of Credit Usage of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.3(g) and Section 2.11(a) and shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Share;
(v)
if all or any portion of such Defaulting Lender’s Letter of Credit Usage is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.3(g) with respect to such Defaulting Lender’s Letter of Credit Usage shall be payable to the respective Issuing Lender until and to the extent that such Letter of Credit Usage is reallocated and/or cash collateralized; and
(vi)
so long as such Lender is a Defaulting Lender, an Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Usage will be 100.0% covered by the Revolving Commitments of the applicable non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(d), and participating interests in any newly issued or increased Letter of Credit shall be allocated among the applicable non-Defaulting Lenders in a manner consistent with Section 2.22(d)(i) (and such Defaulting Lender shall not participate therein).

If (a) a Bankruptcy Event or Bail-In Action with respect to any Lender Parent shall occur following the Restatement Effective Date and for so long as such event shall continue or (b) an Issuing Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, or an Issuing Lender shall have entered into arrangements with the Borrower or such Revolving Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Revolving Lender hereunder.

In the event that the Agent, the Borrower, and such Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Letter of Credit Usage of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Total Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders under the relevant Class as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share of such Class.

2.23
Taxes.
(a)
All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes except as required by applicable law; provided that if any Loan Party or another applicable withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes in respect of such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions are made by any applicable withholding agent (including deductions applicable to additional sums payable under this Section 2.23) each Lender (or, in the case of payments made to the Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no deductions in respect of Indemnified Taxes or Other Taxes been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)
In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Agent timely reimburse it for the payment of any Other Taxes.
(c)
The Loan Parties shall indemnify the Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by the Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.23) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
As soon as practicable after any payment of any Taxes by any Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Credit Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax. In addition, each Lender shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documents required below in Section 2.23(e)) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent)

or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(1) Each Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Agent on or prior to the date on which such Foreign Lender becomes a Lender under any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), two duly executed original copies of whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to such tax treaty, (ii) Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit S-1 (a “U.S. Tax Compliance Certificate”) and (y) Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto), (iv) to the extent such Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit S-2 or Exhibit S-3, and/or other certification documents from each beneficial owner, as applicable; provided that if the applicable Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit S-4 on behalf of such direct or indirect partner(s); or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(2) any Lender that is not a Foreign Lender shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of the Borrower or the Agent), a duly executed and properly completed copy of Internal Revenue Service Form W-9 certifying that it is not subject to U.S. federal backup withholding.

Notwithstanding any other provision of this Section 2.23(e), a Lender shall not be required to deliver any documentation pursuant to this Section 2.23(e) or Section 2.23(f) that such Lender is not legally eligible to deliver.

Each Lender authorizes the Agent to deliver to the Borrower and to any successor Agent any documentation provided by the Lender to the Agent pursuant to this Section 2.23(e) or Section 2.23(f).

(f)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the applicable withholding agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.23(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)
If the Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.23, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 2.23 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender (including Taxes) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.23(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.23(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Each party’s rights and obligations under this Section 2.23 shall survive the resignation or replacement of the Agent or any transfer of rights or Obligations by, or the replacement of, a Lender or an Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(i) For the avoidance of doubt, for purposes of this Section 2.23, the term “Lender” includes any Issuing Lender.

2.24
Mitigation of Obligations. If any Lender or Issuing Lender requests compensation under Section 2.13, or if the Borrower is required to pay any Indemnified Taxes, Other Taxes, or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.23, then such Lender shall, at the Borrower’s request, use reasonable efforts to designate a different lending office for funding or booking its Loans or obligations in respect of any Letters of Credit issued hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.23, as the case may be, in the future and (ii) would not subject such Lender or Issuing Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Lender in connection with any such designation or assignment.
ARTICLE III

CONDITIONS TO LOANS
3.1
Conditions Precedent to the Restatement Effective Date. The obligation of each Lender to make its initial extension of credit hereunder and the occurrence of the Restatement Effective Date is subject to the fulfillment (or waiver), to the reasonable satisfaction of the Agent and each Lender, of each of the following conditions:
(a)
The Agent shall have received the Agent Fee Letter, duly executed and delivered by each party hereto or thereto;
(b)
The Agent shall have received the written opinions, dated the Restatement Effective Date, of counsel to the Loan Parties, with respect to this Agreement and the other Loan Documents;
(c)
The Agent shall have received a certificate of status with respect to each Loan Party dated within 30 days of the date of effectiveness of this Agreement, or confirmed by facsimile, if facsimile confirmation is available, each such certificate to be issued by the applicable Governmental Authority, and which certificates shall indicate that the applicable Loan Party is in good standing in such jurisdiction;
(d)
The Agent shall have received a copy of each Loan Party’s Governing Documents, certified by a Responsible Officer with respect to the Borrower;
(e)
The Agent shall have received a copy of the resolutions or the unanimous written consents with respect to each Loan Party, certified as of the Restatement Effective Date by a Responsible Officer, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by it in connection herewith and therewith;
(f)
The Agent shall have received a signature and incumbency certificate of the Responsible Officer with respect to each Loan Party executing this Agreement and the other Loan Documents not previously delivered to the Agent to which it is a party, certified by a Responsible Officer;
(g)
The Borrower shall have paid all expenses required to be reimbursed to the Agent pursuant to the terms of this Agreement in connection with the transactions (to the extent invoiced at least three Business Days prior to the Restatement Effective Date) and all fees due on the Restatement Effective Date pursuant to the Engagement Letter and Fee Letter;
(h)
[Reserved];
(i)
The Arrangers shall have received an officer’s certificate (as to the satisfaction of the closing conditions set forth in clause (j) of this Section 3.1 and (B) a solvency certificate in the form of Exhibit F from the Borrower executed by its chief financial officer (or person with equivalent responsibilities);
(j)
At the time of and upon giving effect to the borrowing and application of the Loans on the Restatement Effective Date, (i) the representations and warranties of Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Restatement Effective Date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates) and (ii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing;
(k)
The Refinancing shall be consummated substantially concurrently with the initial funding of the Credit Facilities;
(l)
The Agent shall have received, to the extent not held by the Agent prior to the Restatement Effective Date, (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Collateral Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof;
(m)
The Arrangers shall have received, at least five days prior to the Restatement Effective Date, all documentation and other information requested by it in writing to the Borrower at least 10 Business Days prior to the Restatement Effective Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and the Beneficial Ownership Regulation (including, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification);
(n)
At least two (2) Business Days prior to the Restatement Effective Date, the Borrower shall have delivered to the Agent a Request for Borrowing pursuant to the terms of Section 2.6 hereof; and
(o)
The Agent shall have received a completed Perfection Certificate, dated the Restatement Effective Date and signed by a Responsible Officer, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions reasonably requested by the Agent and copies of the financing statements (or similar documents) disclosed by such search.
3.2
Conditions Precedent to All Extensions of Credit. After the Restatement Effective Date (except in the case of clause (d)(A) below, which shall apply on the Restatement Effective Date), the obligation of the Lender Group (or any member thereof) to make any Loan hereunder (or to issue, extend or renew any Letter of Credit or extend any other credit hereunder) is subject, subject to Section 2.18(b), to the fulfillment, at or prior to the time of the making of such extension of credit, of each of the following conditions:
(a)
the representations and warranties of Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates);
(b)
no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making of such extension of credit;
(c)
The Borrower shall have delivered to the Agent a Request for Borrowing pursuant to the terms of Section 2.6 hereof or in the case of any Letter of Credit, a request therefor in accordance with Section 2.10; and
(d)
the proceeds of such extension of credit (including any Letter of Credit) shall have been, and shall be (after giving effect to such requested extension of credit), used (A) on the Restatement Effective Date, for the Refinancing and to pay Transaction Costs and for other general corporate purposes of the Parent and its Subsidiaries and (B) on and after the Restatement Effective Date, to finance the ongoing working capital needs and other general corporate purposes of the Parent and its Subsidiaries, including, without limitation, to finance acquisitions otherwise permitted hereunder. Such use of proceeds shall be evidenced on the Request for Borrowing delivered to Lender pursuant to the terms of Section 2.6 hereof.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent makes the following representations and warranties which shall be true, correct, and complete in all material respects as of the Restatement Effective Date, at and as of the date of each Loan, and at and as of the date of each issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein), as though made on and as of the date of the making of such Loan or at and as of the date of such issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein) (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

4.1
Due Organization. Each Loan Party is (a) a duly organized and validly existing limited liability company, corporation, or limited partnership, as applicable, under the laws of the jurisdiction of its organization and (b) in good standing (or equivalent) under the laws of the jurisdiction of its organization and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect.
4.2
Interests in Loan Parties and Subsidiaries. As of the Restatement Effective Date, all of the Equity Interests in each Loan Party and each of its Subsidiaries are owned by the Persons identified in Schedule 4.2.
4.3
Requisite Power and Authorization. (a) Each Loan Party has all requisite limited liability company, corporate, or limited partnership power and authority to execute and deliver the Loan Documents to which it is a party, and in the case of the Borrower, to borrow the sums provided for in this Agreement; (b) each Loan Party has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect; (c) the execution, delivery, and performance of the Loan Documents to which it is a party have been duly authorized by each Loan Party and all necessary limited liability company, corporate, or limited partnership action in respect thereof has been taken; and (d) the execution, delivery, and performance of the Loan Documents to which a Loan Party is a party do not require any consent or approval of any other Person that has not been obtained.
4.4
Binding Agreements. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and the other Loan Documents to which the Borrower is a party, when executed and delivered by the Borrower, will constitute, the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, and the Loan Documents to which the Guarantors are a party, when executed and delivered by the Guarantors, as applicable, will constitute, the legal, valid, and binding obligations of the Guarantors, as applicable, enforceable against the Guarantors, as applicable, in accordance with their terms, in each case except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (b) equitable principles of general applicability.
4.5
Compliance with Laws and Other Agreements. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by each of the Guarantors of the Loan Documents to which they are a party, do not and will not: (a) violate (i) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (ii) any order of any applicable Governmental Authority, court, arbitration board, or tribunal binding on any Loan Party, or (iii) the Governing Documents of any Loan Party, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien upon any of the Assets of any Loan Party pursuant to, any Contractual Obligation of any Loan Party (other than Liens permitted under the Loan Documents), or (c) require termination of any Contractual Obligation of any Loan Party, or (d) constitute a tortious interference with any Contractual Obligation of any Loan Party, in each case of the foregoing clauses (a)(i), (a)(ii), (b), (c) and (d), except as could not reasonably be expected to have a Material Adverse Effect.
4.6
Litigation; Adverse Facts; Environmental Matters.
(a)
There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of the Parent, threatened in writing against or affecting any Loan Party, that could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including the Borrower’s ability to repay any or all of the Loans when due);
(b)
None of the Loan Parties is: (i) in violation of any applicable law (including Environmental Law) in a manner that could reasonably be expected to have a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner that could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including the Borrower’s ability to repay any or all of the Loans when due); and
(c)
(i) There is no action, suit, proceeding or, to the best of the Parent’s knowledge, investigation pending or, to the best of the Parent’s knowledge, threatened in writing against or affecting any Loan Party that questions the validity or the enforceability of this Agreement or other the Loan Documents, and (ii) there is no action, suit, or proceeding pending against or affecting any Loan Party pursuant to which, on the date of the making of any Loan hereunder or on the date of each issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein), there is in effect a binding injunction that could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.

(d)
Neither the Parent nor any of its Material Subsidiaries nor any of their respective Facilities or operations are subject to any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of the Parent’s and its Material Subsidiaries’ knowledge, have been, no conditions or occurrences which could reasonably be expected to form the basis of an Environmental Claim against the Parent or any of its Material Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
4.7
Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are a party, in each case, except as could not reasonably be expected to have a Material Adverse Effect.
4.8
[Reserved].
4.9
Payment of Taxes. All tax returns and reports of the Loan Parties required to have been filed by them have been timely filed (inclusive of any permitted extensions), and all Taxes, assessments, fees, amounts required to have been paid to a Governmental Authority and all other governmental charges upon the Loan Parties, and upon their Assets, income, and franchises, that are due and payable have been paid (including, in each case, in the capacity of a withholding agent), except to the extent that (a) the failure to file such returns or reports, or pay such Taxes, assessments, fees, or other governmental charges, as applicable, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (b) such Tax, assessment, charge, or claim is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, has been made as required in order to be in conformity with GAAP.
4.10
Governmental Regulation.
(a)
The Parent and its Material Subsidiaries are not, nor immediately after the application by the Borrower of the proceeds of the Loans will they be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
(b)
The Parent and each of its Material Subsidiaries and their respective members, partners, officers, directors, other employees (in their capacity as employees), to the extent required under applicable law, are duly registered as an investment adviser or an associated person of an investment adviser, as applicable, under the Investment Advisers Act of 1940, as amended (and has been so registered at all times when such registration has been required by applicable law with respect to the services provided for the Parent’s Subsidiaries and for the Funds).
(c)
[Reserved].

(d)
The Parent, each of its Material Subsidiaries, and each of their respective members, partners, officers, directors and other employees (in their capacity as employees), as the case may be, to the extent required under applicable law, is registered, licensed or qualified as a broker-dealer, broker-dealer representative, a registered representative, or agent in any State of the United States or with the SEC (and has been so registered, licensed or qualified at all times when such registration, license, or qualification has been required by applicable law with respect to the services provided for the Parent’s Material Subsidiaries and for the Funds).
(e)
No Loan Party is subject to regulation under the Federal Power Act or any federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt.
4.11
Disclosure. As of the Restatement Effective Date, no representation or warranty of any Loan Party contained in this Agreement or any other document, certificate, or written statement furnished to the Agent or any Lender by or on behalf of the Borrower with respect to the business, operations, Assets, or condition (financial or otherwise) of the Loan Parties for use solely in connection with the transactions contemplated by this Agreement (other than projections (if any), pro forma financial statements and budgets) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole and in light of the circumstances under which they were made, not materially misleading. As of the Restatement Effective Date, there is no fact actually known to the Borrower (other than matters of a general economic nature) that the Borrower believes reasonably could be expected to have a Material Adverse Effect that has not been disclosed herein or in such other documents, certificates, and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.
4.12
Debt. Neither any Loan Party nor any of their respective Material Subsidiaries has any Debt outstanding other than Debt permitted by Section 6.1 hereof.
4.13
Existing Defaults. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a default under such Contractual Obligation, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
4.14
No Default; No Material Adverse Effect.
(a)
No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any proposed Loan or Letter of Credit.
(b)
Since December 31, 2023, no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.
4.15
Perfection, Etc.. Each Collateral Document delivered pursuant to the Original Credit Agreement and this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein) in favor of the Agent for the benefit of the Secured Parties, legal, valid and enforceable First Priority Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and required to be perfected therein, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing and (a) when financing statements and other filings in appropriate form are filed in the offices of the Secretary of State (or other applicable office) of each Loan Party’s jurisdiction of organization or formation, any applicable documents are filed and recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (b) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent possession or control by the Agent is required by the Pledge and Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.
4.16
Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Restatement Effective Date, neither the Borrower nor any of its Material Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of the Borrower and any of its Material Subsidiaries taken as a whole.
4.17
[Reserved].
4.18
[Reserved].
4.19
Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
4.20
Federal Reserve Regulations; Exchange Act.
(a)
None of the Parent or any of its Material Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)
No portion of the proceeds of any Loan or Letter of Credit shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Loan or Letter of Credit or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.
4.21
Employee Matters; Employee Benefit Plans.
(a)
Neither the Parent nor any of its Material Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.

There is (i) no unfair labor practice complaint pending against the Parent or any of its Subsidiaries, or to the best knowledge of the Parent, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Parent or any of its Subsidiaries or to the best knowledge of the Parent, threatened against any of them, (ii) no strike or work stoppage in existence or threatened involving the Parent or any of its Subsidiaries, and (iii) to the best knowledge of the Parent, no union representation question existing with respect to the employees of the Parent or any of its Subsidiaries and, to the best knowledge of the Parent, no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
(b)
The Parent, each of its Material Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except as could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments due but not delinquent), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Parent, any of its Material Subsidiaries or any of their ERISA Affiliates except as could not reasonably be expected to have a Material Adverse Effect. No ERISA Event that could reasonably be expected to have a Material Adverse Effect has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Parent or any of its Material Subsidiaries. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Parent, any of its Material Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Parent, its Material Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 101(l) of ERISA is zero. The Parent, each of its Material Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.22
Sanctions, Anti-Corruption Laws and PATRIOT Act.
(a)
The Parent represents that neither it nor any of its Material Subsidiaries nor to the Parent’s knowledge, any employee or agent of the Parent or any of its Material Subsidiaries is a Person that is, or is owned or controlled by a Person or Persons that are (i) the subject or target of any Sanctions or (ii) located, organized or resident in a Sanctioned Country.
(b)
The Parent represents that neither it nor any of its Material Subsidiaries will, directly or, to its knowledge, indirectly, use the proceeds of any Loan or Letter of Credit contemplated by the Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in a violation of Sanctions, Anti-Corruption Laws or any Anti-Money Laundering Laws by any Person (including any Person participating in the credit or the transaction, whether as lender, underwriter, advisor, investor or otherwise).
(c)
Neither the Parent nor any Material Subsidiary nor to the Parent’s or any Material Subsidiary’s knowledge, any employee or agent of the Parent or of any of its Material Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, in each case, in violation of the Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA”), the United Kingdom Bribery Act of 2010 (as amended, the “UK Bribery Act”), any European Union anti-corruption laws or any other Anti-Corruption Laws applicable to the Parent or its Material Subsidiaries. The Parent and its Material Subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote material compliance with such laws and with the representation and warranty contained herein.
(d)
The operations of the Parent and its Material Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements under all anti-money laundering laws and regulations of the United States, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of the United Kingdom and other European Union jurisdictions that are applicable to the Parent and its Material Subsidiaries, the rules and regulations thereunder and any related guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by any Governmental Authority before any court or Governmental Authority, authority or body or any arbitrator against the Parent or any of its Material Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.
(e)
The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Material Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions, and the Parent, its Material Subsidiaries and, to the knowledge of the Parent, their respective officers and employees and the Parent’s directors and agents, are in material compliance with applicable Sanctions.
4.23
Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit as set forth in Section 3.2(d).
4.24
Properties; Licenses, Etc..
(a)
Title. Each of the Parent and its Material Subsidiaries has (i) good, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid ownership or licensed rights in (in the case of licensed interests in Intellectual Property), and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements and in the most recent financial statements delivered pursuant to Section 5.2, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
(b)
The Parent and the Material Subsidiaries own or have a valid right to use, all the Intellectual Property necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. The operation of the respective businesses of the Parent and the Material Subsidiaries as currently conducted does not infringe upon, misappropriate or violate any Intellectual Property rights held by any Person except for such infringements, misappropriations or violations that have not resulted in, or are not reasonably expected, individually or in the aggregate, to result in, a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned by the Parent or any of the Material Subsidiaries is pending or, to the knowledge of the Parent, threatened against the Parent or any Material Subsidiary, that, has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)
Except as otherwise permitted under Section 6.6, each Loan Party will, and will cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits and Intellectual Property Assets (and such other Assets) material to its business; provided, no Loan Party (other than the Borrower with respect to existence) or any of its Material Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.
4.25
Solvency. As of the Restatement Effective Date, after giving effect to the Transactions, the Parent, on a consolidated basis with its Subsidiaries, is Solvent.
ARTICLE V

AFFIRMATIVE COVENANTS OF THE PARENT

The Parent covenants and agrees that, so long as any portion of the Commitments under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations (other than (i) contingent indemnification obligations for which no claim has been made and (ii) Obligations in respect of Letters of Credit that have been cancelled, backstopped, expired or cash collateralized in accordance with the provisions of Section 2.8(a) hereof, or to which other arrangements have been made, in each case, in a manner reasonably satisfactory to the Issuing Lender and the Agent) and all other amounts due hereunder, and the Parent will do, and (except in the case of the covenants set forth in Sections 5.2(a), (b), (c), (d) and (e) which covenants shall be performed by the Parent) will cause its Subsidiaries to do, each and all of the following:

5.1
Accounting Records and Inspection. Maintain adequate financial and accounting books and records in accordance with sound business practices and, to the extent so required, GAAP consistently applied, and permit any representative of the Agent (and after the occurrence and during the continuance of an Event of Default, a representative of each Lender) upon reasonable prior written notice to the Parent, at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with the Parent’s or the applicable Subsidiary’s officers and independent public accountants; provided, that the Parent shall only be obligated to reimburse the Agent for the reasonable and documented, out-of-pocket expenses for one such inspection, audit or examination performed by such representative per calendar year absent the occurrence and continuance of an Event of Default. Subject to Section 11.11, the Parent shall furnish the Agent with any information reasonably requested by the Agent regarding the Parent’s and its Subsidiaries’ business or finances promptly upon request.
5.2
Financial Statements and Other Information. Furnish to the Agent:
(a)
Within 90 days after the end of each fiscal year of the Parent, an annual report containing consolidated statements of financial condition as of the end of such fiscal year, and consolidated statements of operations and cash flows for the Parent for the year then ended, prepared in accordance with GAAP, which shall be accompanied by a report and an unqualified opinion under generally accepted auditing standards of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Agent (it being agreed that any of the “Big Four” are reasonably satisfactory) (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.13); provided that, so long as the Parent is subject to the reporting requirements of the Exchange Act, the filing of the Parent’s report on Form 10-K for such fiscal year shall satisfy the requirements of this paragraph (a), so long as such Form 10-K is furnished (which may be by a link to a website containing such document sent by automated electronic notification) to the Agent upon filing thereof.
(b)
Within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, a financial report containing consolidated statements of financial condition, consolidated statements of operations and cash flows for the Parent for the period then ended; provided that, so long as the Parent is subject to the reporting requirements of the Exchange Act, the filing of the Parent’s report on Form 10-Q for such fiscal quarter shall satisfy the requirements of this paragraph (b), so long as such Form 10-Q is furnished (which may be by a link to a website containing such document sent by automated electronic notification) to the Agent upon filing thereof.
(c)
Promptly upon the filing thereof, all material documents filed by the Parent with the SEC (which may be by a link to a website containing such document sent by automated electronic notification);
(d)
Substantially concurrent with the delivery of the financial reports described above in clauses (a) and (b) of this Section 5.2, a Compliance Certificate duly executed by the chief financial officer (or person with equivalent responsibilities) of the Parent (1) stating that (i) he or she has individually reviewed the provisions of this Agreement and the other Loan Documents, (ii) the financial statements contained in such report have been prepared in accordance with GAAP (except in the case of reports required to be delivered pursuant to clause (b) above, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of the Parent and its Subsidiaries, (iii) consistent with past practice, a review of the activities of the Parent and its Subsidiaries during such year or quarterly period, as the case may be, has been made by or under such individual’s supervision, with a view to determining whether the Loan Parties have fulfilled all of their respective obligations under this Agreement, and the other Loan Documents, and (iv) no Loan Party is in default in the observance or performance of any of the provisions hereof or thereof, or if any Loan Party shall be so in default, specifying all such defaults and events of which such individual may have knowledge, (2) providing a detailed report of Fee Paying Assets Under Management for such fiscal year in a form reasonably satisfactory to the Agent, which report shall (i) attach a schedule thereto that sets forth on an individual Fund basis, the Fee Paying Assets Under Management, (ii) attach a schedule thereto that sets forth a listing of each Fund that has closed during the period covered by the report to the extent not previously disclosed and (iii) attach a schedule thereto that sets forth for any such Funds, a listing of the portion of the Management Fees that have been waived, deferred or failed to have been paid in cash with respect thereto and (3) attaching a schedule thereto that sets forth a calculation of Consolidated Adjusted EBITDA and the Total Net Leverage Ratio for the most recent four fiscal quarter period, including reasonable detail of each component of Consolidated Adjusted EBITDA as set forth in the definition thereof;

(e)
[Reserved];
(f)
Notice, promptly after, and, in any event, within five (5) Business Days after, the Parent has knowledge, of: (i) the occurrence of any Event of Default or any Unmatured Event of Default, (ii) any default or event of default as defined in any evidence of Debt of the Borrower or under any material agreement, indenture, or other instrument under which such Debt has been issued, irrespective of whether such Debt is accelerated or such default waived, (iii) a breach of, or noncompliance with, any term, condition, or covenant contained in this Agreement or any other Loan Document, (iv) a breach of, or noncompliance with, any term, condition, or covenant of any Contractual Obligation of any Loan Party that, in the case of clauses (ii) through (iv) above, has resulted or could reasonably be expected to result in a Material Adverse Effect, or (v) any other condition or event which has resulted or could reasonably be expected to result in a Material Adverse Effect. In any such event, the Parent also shall supply the Agent with a statement from a Responsible Officer of the Parent, setting forth the details thereof and the action that the Parent proposes to take with respect thereto; provided, that the Parent shall not be required to provide any information that reasonably would be expected to result in a waiver of any attorney-client privilege of the Parent;
(g)
Promptly, any written report pertaining to material items in respect of the Parent’s internal control matters submitted to the Parent by its independent accountants in connection with each annual audit of the financial condition of the Parent;
(h)
[Reserved];
(i)
Promptly upon becoming aware of any Person’s seeking to obtain or threatening to seek to obtain a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action the Parent is taking or proposes to take with respect thereto;
(j)
[Reserved];
(k)
Prompt notice of:
(i)
all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, against or, to the knowledge of the Parent, threatened in writing against or affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect; and
(ii)
the issuance by any United States federal or state court or any United States federal or state regulatory authority of any injunction, order, or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of the Loans or issuing Letters of Credit, or the institution of any litigation or similar proceeding seeking any such injunction, order, or other restraint, in each case, of which the Parent or any of its Subsidiaries has knowledge;

(l)
Reasonably promptly, such other information and data (other than monthly financial statements) with respect to the Loan Parties (including information regarding know-your-customer), as from time to time may be reasonably requested by the Agent or any Lender (including any information reasonably requested by the Agent or such Lender to enable the Agent or such Lender to comply with any of the requirements under Regulations T, U, or X of the Federal Reserve Board);
(m)
Promptly (and in any event within 30 days) written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s legal identity or legal structure or (iii) in any Loan Party’s jurisdiction of organization. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or are made substantially concurrently with such change, under the UCC or otherwise that are required in order for the Agent to continue following such change to have a valid, legal and perfected First Priority security interest in all the Collateral as contemplated in the Collateral Documents. The Parent also agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed; and
(n)
Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.2(a), the Parent shall deliver to the Agent a certificate of its Responsible Officer (or its general partner) either confirming that there has been no change in such information since the later of (x) the date of the Perfection Certificate delivered on the Restatement Effective Date and (y) the date of the most recent updated certificate delivered pursuant to this Section 5.2(n) and/or identifying such changes.
5.3
Existence. Except as expressly permitted by Section 6.6, preserve and keep in full force and effect, at all times, its existence (and with respect to the Borrower only, its legal existence in a state of the United States or the District of Columbia) and that of each Subsidiary unless such Subsidiary is wound up or dissolved as a result of the Fund applicable to such Subsidiary being wound up or dissolved.
5.4
Payment of Taxes and Claims. Pay all Taxes, assessments, and other governmental charges imposed upon it or any of its Assets or in respect of any of its businesses, incomes, or Assets before any penalty or interest accrues thereon (including in its capacity as a withholding agent), and all claims (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its Assets, prior to the time when any penalty or fine shall be incurred with respect thereto, unless such Tax, assessment, charge, or claim (i) is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made there for as required in order to be in conformity with GAAP or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
5.5
Compliance with Laws. Comply with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property (including compliance with all Environmental Laws), except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
5.6
Further Assurances. At any time or from time to time upon the request of the Agent, the Parent shall, and shall cause each other Loan Party to, execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in writing in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral. Each Loan Party hereby agrees (i) that the Agent may from time to time order such additional Uniform Commercial Code, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports as the Agent deems reasonably necessary or advisable in order to verify and maintain the priority and perfection of its security interest in the Collateral and (ii) to reasonably cooperate in connection therewith.
5.7
Additional Loan Parties; Additional Collateral. Within 30 days after a Material Subsidiary is formed or acquired or such person becomes (or is required pursuant to the definition of “Material Subsidiary” to be designated as) a Material Subsidiary (other than an Excluded Subsidiary), as applicable (or such longer period as shall be acceptable to the Agent in its reasonable discretion), or upon the Parent electing for any Subsidiary that would otherwise constitute an Excluded Subsidiary to not constitute an Excluded Subsidiary pursuant to the proviso in the definition of “Excluded Subsidiary”, notify the Agent of such occurrence, and, within 30 days (or such longer period as shall be acceptable to the Agent in its reasonable discretion) following such notification, cause such Subsidiary to (i) become a Loan Party by delivering to the Agent a Loan Party Joinder Agreement and, if applicable, a Pledge Supplement (as defined in the Pledge and Security Agreement), in each case, executed by such new Loan Party, (ii) deliver to the Agent a certificate of such Subsidiary, substantially in the form of the certificates delivered pursuant to Section 3.1(d) through (f) on the Restatement Effective Date, with appropriate insertions and attachments, (iii) if reasonably requested by the Agent, deliver to the Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from Gibson, Dunn & Crutcher LLP or other counsel, reasonably satisfactory to the Agent, (iv) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(c), (l) and (m). Any document, agreement, or instrument executed or issued pursuant to this Section 5.7 shall be a Loan Document.
5.8
Insurance. The Parent will maintain or cause to be maintained, in all material respects, with financially sound and reputable insurers, such public liability insurance, third-party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Parent and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payee clause or endorsement, reasonably satisfactory in form and substance to the Agent, that names the Agent, for the benefit of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to the Agent of any modification or cancellation of such policy or otherwise be in such form as the Agent may reasonably agree.
5.9
Foreign Qualification. The Borrower shall duly qualify to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect, and each Guarantor shall duly qualify to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect.

5.10
Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued hereunder for any purpose inconsistent with Section 3.2(d) hereof. The Borrower will not request any Loan or Letter of Credit, and the Parent shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
5.11
Cash Management Systems. In the case of deposit accounts of the Borrower and the Guarantors held as of the Restatement Effective Date and not subject to a valid and perfected First Priority security interest in favor of the Agent pursuant to the Original Credit Agreement (other than Excluded Accounts (as defined in the Pledge and Security Agreement)), within 45 days after the Restatement Effective Date, and in the case of a deposit account that is created or acquired by a Loan Party (or held by a Person that becomes a Loan Party), or ceases to be an Excluded Account, after the Restatement Effective Date, within 45 days after such creation or acquisition or such Person becoming a Loan Party or such account ceasing to be an Excluded Account, or in each case such later date as may be agreed by or acceptable to the Agent in its sole discretion, the Borrower and the Guarantors shall ensure that such deposit accounts (other than Excluded Accounts (as defined in the Pledge and Security Agreement)) are subject to a valid and perfected First Priority security interest in favor of the Agent, for the benefit of the Secured Parties, pursuant to control agreements in form and substance reasonably satisfactory to the Agent (which shall be “springing” style) (each, a “Control Agreement”).
5.12
Maintenance of Properties. The Parent will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.13
Conduct of Business. From and after the Restatement Effective Date, each Loan Party shall, and shall cause each of its Subsidiaries to, engage in solely the businesses engaged in by such Loan Party or such Subsidiary on the Restatement Effective Date and reasonable extensions thereof or similar or related businesses.
5.14
Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Parent shall, and shall cause each of its Subsidiaries to, (a) comply with all Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures designed to ensure compliance with all Anti-Money Laundering Laws and Anti-Corruption Laws, (b) ensure it does not directly or, to its knowledge, indirectly use or authorize the use of the proceeds of any of the Loans in connection with any improper payment, or otherwise lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other Person in any manner that would violate or cause Lender to violate any Anti-Corruption Laws or Anti-Money Laundering Laws, and (c) ensure it does not directly or, to its knowledge, indirectly fund any portion of any repayment of the Obligations out of funds or assets derived from any improper payment or otherwise in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
5.15
Compliance with Sanctions. The Parent shall not, and shall cause each of its Subsidiaries and its and their respective directors, officers, employees and agents to not, directly or, to their knowledge, indirectly use or authorize the use of the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other

Person in any manner that would be prohibited by Sanctions or would otherwise cause Lender to be in breach of any Sanctions or to become a Sanctioned Person. The Parent, its Subsidiaries and its and their respective directors, officers, employees and agents shall comply with all Sanctions in all material respects. The Parent shall maintain and enforce policies and procedures designed to ensure material compliance with all Sanctions.
ARTICLE VI

NEGATIVE COVENANTS OF THE PARENT

The Parent covenants and agrees that, so long as any portion of the Commitments under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations (other than (i) contingent indemnification obligations for which no claim has been made and (ii) Obligations in respect of Letters of Credit that have been cancelled, backstopped, expired or cash collateralized in accordance with the provisions of Section 2.8(a) hereof, or to which other arrangements have been made, in each case, in a manner reasonably satisfactory to the Issuing Lender and the Agent) and all other amounts due hereunder, the Parent will not do, and will not permit any Subsidiary to do, any of the following:

6.1
Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:
(a)
Debt evidenced by this Agreement and the other Loan Documents;
(b)
Debt incurred by any Loan Party; provided that at the time of incurrence of such Debt and after giving pro forma effect thereto, (i) the Parent would be in compliance with Section 6.13 and (ii) no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of such incurrence; provided, further, that the Loan Parties shall cause any Debt incurred pursuant to this clause (b) and owed to any Subsidiary that is not a Loan Party to be subordinated to the Loans pursuant to the Global Intercompany Note;
(c)
Debt in the form of deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earnouts, non-competition agreements and other contingent arrangements) or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or other Investment permitted under this Agreement;
(d)
Debt of (i) any Loan Party to any other Loan Party, (ii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party and (iii) any Subsidiary that is not a Loan Party to a Loan Party; provided, that the Loan Parties shall cause any Debt incurred pursuant to this clause (d) and owed to any Subsidiary that is not a Loan Party to be subordinated to the Loans pursuant to the Global Intercompany Note;
(e)
Debt and obligations in respect of self-insurance and obligations in respect of bids, tenders, trade contracts (other than for payment of Debt), leases (other than Capitalized Lease Obligations), public or statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature and similar obligations or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;
(f)
Debt arising in connection with customary cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, and cash pooling arrangements among the Parent or one or more Subsidiaries of the Parent and a financial institution (or an in-house bank) and Debt rising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;
(g)
guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Loan Parties and Subsidiaries;
(h)
Debt of a Loan Party or any Subsidiaries under (A) any Cash Management Agreement in the ordinary course of business or (B) any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets; provided, solely in respect of this clause (h)(ii), to the extent and owed to any Subsidiary that is not a Loan Party, the payment of any obligations in respect thereof shall be subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Agent;
(i)
Debt outstanding (or, in the case of a revolving facility, committed) on the Restatement Effective Date and (other than in the case of intercompany Debt) described in Schedule 6.1 hereof and Refinancing Debt in respect thereof;
(j)
Debt incurred in the ordinary course of business under incentive, non-compete, consulting, deferred compensation, or other similar arrangements incurred by any Loan Party or Subsidiary;
(k)
Debt incurred in the ordinary course of business with respect to the financing of insurance premiums;
(l)
(x) customary obligations of a general partner, manager or member of a Fund in respect of subscription credit facilities or similar credit facilities of such Fund relating to Liens granted as permitted by Section 6.2(h)(x), (y) obligations of Westech in respect of Westech Assumed Liens as permitted by Section 6.2(h)(y) and (z) unsecured guaranties in an aggregate amount of up to $20,000,000 by the Parent of obligations in respect of loans made by a third-party lender under any ”co-investment loan program” to officers and employees of any Loan Party or Subsidiary thereof for purposes of financing such officers’ and employees’ direct or indirect investments in any Fund;
(m)
other Debt of Subsidiaries (other than any Loan Party) in an aggregate principal amount not to exceed, at the time of incurrence of such other Debt, the greater of (i) $25,000,000 and (ii) 30% of Consolidated Adjusted EBITDA for the most recent four fiscal quarter period with respect to which financial statements have been, or were required to have been, delivered pursuant to Section 5.2(a) or (b), so long as after giving pro forma effect thereto, (i) the Parent would be in compliance with Section 6.13 and (ii) no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of incurrence of any such other Debt;
(n)
other Debt in an aggregate amount outstanding at any time not in excess of $10,000,000;
(o)
guaranties by Loan Parties and Subsidiaries in respect of real estate lease obligations incurred in the ordinary course of business;
(p)
guaranties by the Borrower of Debt of a Guarantor or guaranties by a Guarantor of Debt of the Borrower or any other Guarantor with respect to, in each case, to Debt otherwise permitted pursuant to this Section 6.1; provided, that if the Debt that is being guaranteed is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;
(q)
Purchase Money Debt;
(r)
Debt in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, in each case, in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers’ compensation claims;
(s)
Debt assumed after the Restatement Effective Date in connection with any Permitted Acquisition (or similar Investment permitted hereunder); provided that (A) the only obligors with respect to any Debt assumed pursuant to this clause (i) shall be those Persons who were obligors of such Debt prior to such Permitted Acquisition or Investment (or in the case of a purchase of assets not constituting Equity Interests, the purchaser of such assets), (B) such Debt was not created in contemplation of such Permitted Acquisition or Investment, (C) to the extent such Debt is secured by a Lien on any assets or property of the Parent or any of its Subsidiaries, it shall be subject to any applicable limitations set forth in Section 6.2(u) and (D) after giving pro forma effect thereto, the Parent would be in compliance with Section 6.13; and
(t)
Debt of EC State Tax Credit Fund III, LLC secured by Liens permitted by Section 6.2(i) in an aggregate amount outstanding at any time not in excess of $10,000,000, and guaranties by any Parent or any other Loan Party in respect of the same.
6.2
Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)
Liens granted by the Loan Parties to the Agent in order to secure the Obligations;
(b)
Permitted Liens;
(c)
Liens in existence on the Restatement Effective Date and described in Schedule 6.2 hereof; provided that such Lien shall secure only those obligations that it secures on the Restatement Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Debt, that are permitted under Section 6.1(i) as Refinancing Debt in respect of Debt described on Schedule 6.1;
(d)
any interest or title of a lessor under any lease entered into by a Loan Party or any Subsidiary in its capacity as lessee, tenant or subtenant in the ordinary course of its business;
(e)
leases or subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Parent or any Subsidiaries;
(f)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto or on funds received from insurance companies on account of third party claims handlers and managers;
(g)
purported Liens evidenced by the filing of precautionary UCC financing statements (i) relating solely to operating leases of personal property entered into the ordinary course of business and (ii) covering assets sold or contributed to any Person not prohibited hereunder;
(h)
(x) Liens granted by any Loan Party or any of its Subsidiaries, in each case, that is a general partner, manager or member of a Fund to secure any indebtedness incurred by such Fund that is secured by the capital commitments of such Fund and/or the right of such Loan Party or Subsidiary, as applicable, to call capital commitments to such Fund, together with related assets as applicable; and (y) Liens on “Fund Facility Collateral” (as defined in each of the subordination acknowledgment agreements attached as Annex A-1 and Annex A-2 to the Second Amendment) in existence at the time of the Westech Acquisition in favor of creditors of Westech’s “Fund IX” and “Fund X”, in each case, as disclosed to the Agent prior to the date of the Second Amendment (the “Westech Assumed Liens”), it being agreed that the Agent is authorized and instructed to enter into each of the subordination acknowledgment agreements with respect to the Westech Assumed Liens substantially in the forms attached as Annex A-1 and Annex A-2 to the Second Amendment pursuant to which, among other things, the Agent acknowledges the subordination of the corresponding Liens securing the Obligations to the Westech Assumed Liens;
(i)
Liens on tax credits and related assets and other assets of EC State Tax Credit Fund III, LLC securing Debt permitted by Section 6.1(t);

(j)
Liens granted by (i) any Loan Party in favor of any other Loan Party, (ii) any Subsidiary that is not a Loan Party in favor of any Loan Party and (iii) any Subsidiary that is not a Loan Party in favor of any other Subsidiary that is not Loan Party; provided, that if the Lien permitted by this clause (j) is on Assets constituting Collateral, such Lien shall be shall be subject to an intercreditor agreement reasonably satisfactory to the Agent;
(k)
easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations in respect of Debt or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, and are not violated by any such use;
(l)
Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Loan Party or any Subsidiary in connection with any letter of intent or purchase agreement (to the extent that the acquisition or Disposition with respect thereto is otherwise permitted hereunder);
(m)
Liens encumbering customary deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts and other deposit or brokerage accounts and related assets incurred in the ordinary course of business, and customary Liens on cash and Cash Equivalents securing Hedging Agreements entered into in the ordinary course of business as permitted hereby;
(n)
Liens deemed to exist as a matter of law in connection with permitted repurchase obligations or setoff rights;
(o)
Liens in favor of collecting banks arising under Section 4-210 of the UCC;
(p)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(q)
Liens securing Debt incurred pursuant to Section 6.1(q); provided, any such Lien shall encumber only the Asset acquired or leased, as applicable, in connection with the incurrence of such Debt and proceeds thereof;
(r)
other Liens securing Debt or other obligations in an aggregate principal amount outstanding at any time not in excess of $10,000,000;
(s)
other Liens on assets of Subsidiaries that are not Loan Parties securing Debt or other obligations of Subsidiaries that are not Loan Parties permitted, as applicable, by Section 6.1;
(t)
Liens incurred to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; and

(u)
Liens existing on property at the time of its acquisition or existing on the property (including capital stock) of any Person at the time such Person becomes a Subsidiary, in each case after the Restatement Effective Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) if applicable, the Debt secured thereby is permitted under Section 6.1.
6.3
Investments. Make or own, directly or indirectly, any Investment in any Person, except Permitted Investments; provided that no Investments pursuant to clauses (d), (e), (h), (j), (l), (m), (q) or (s) of the definition of Permitted Investments shall be permitted to be incurred so long as an Event of Default under Sections 7.1(a), 7.1(b)(i) (solely with respect to a breach of Section 6.13), 7.1(d), 7.1(e), 7.1(f), or 7.1(g) has occurred and is continuing.
6.4
Negative Pledges. Be party to any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets that are Collateral or are required to be Collateral, whether now owned or hereafter acquired, to secure the Obligations; provided that the following shall not be prohibited:
(a)
specific property encumbered to secure payment of particular Debt or to be sold pursuant to an executed agreement with respect to a permitted sale of Assets;
(b)
restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property, assets or arrangements subject to such leases, licenses or other agreements, as the case may be);
(c)
restrictions required by applicable law to be contained in any investment advisory agreement of the Parent or any Subsidiary and other restrictions under applicable law;
(d)
restrictions contained in any agreement in effect at the time a Subsidiary becomes a Subsidiary of the Parent, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Parent;
(e)
customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person;
(f)
any instrument governing Debt assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(g)
in the case of any joint venture or special purpose vehicle or other non-wholly-owned Subsidiary of the Parent which is not a Loan Party, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement, stockholders agreements or similar agreement solely to the extent of the equity interests of or property held in the subject joint venture or other entity;
(h)
restrictions contained in the organizational documents or governing documents with respect to any Fund or general partner thereof;
(i)
any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing;
(j)
agreements in effect on the Restatement Effective Date and set forth on Schedule 6.4;
(k)
restrictions applicable to deposits constituting Liens permitted by Section 6.2; or
(l)
any encumbrance or restriction under documentation governing other Debt of the Parent and any Subsidiaries permitted to be incurred pursuant to Section 6.1, provided that such encumbrances or restrictions will not materially impair (as determined by the Parent in good faith) (1) the Borrower’s ability to make principal and interest payments hereunder or (2) the ability of any Loan Party to provide any Lien upon any of its assets that are Collateral or required to be Collateral.
6.5
Dividends; Restricted Junior Debt Payments.
(a)
If an Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any of the following, or if any Distribution (as defined below) could reasonably be expected to result in a violation of any applicable provisions of Regulations T, U, or X of the Federal Reserve Board, the Parent shall not make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any interest of any class of equity interests in the Parent, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Assets or in obligations (collectively, a “Distribution”), except for, irrespective of whether an Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom (x) any Distributions by any Subsidiary to the Parent or any other Subsidiary (and, in the case of a non-wholly-owned Subsidiary, ratably to the other holders of its Equity Interests), (y) Distributions made solely in the form of additional Equity Interests of the same class, and (z) the payment of any dividend within 60 days after the date of declaration of the dividend if, at the date of declaration, the dividend would been permitted to be paid pursuant to the above provisions of this Section 6.5.
(b)
Directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Debt Payment, except that:
(i)
the Loan Parties may make Restricted Junior Debt Payments in respect of the Seller Notes outstanding on the Restatement Effective Date and the Loan Parties and their Subsidiaries may make other Restricted Junior Debt Payments in an aggregate amount not to exceed $10,000,000;
(ii)
the Parent and any Subsidiary may make regularly scheduled payments of principal and interest (and fees, indemnities and expenses payable) with respect to any Junior Debt to the extent such payment is permitted by the definitive documentation with respect thereto;
(iii)
payments of intercompany Debt permitted under Section 6.1 to the extent not prohibited by any subordination provisions in respect thereof;
(iv)
the Parent and any Subsidiary may make any Restricted Junior Debt Payment to the extent that (i) the Distribution by the Parent of the cash, Cash Equivalents or other Assets used to fund such Restricted Junior Debt Payment would not have violated this Agreement, (ii) such Restricted Junior Debt Payment would not otherwise result in an Event of Default or an Unmatured Event of Default, and (iii) after giving pro forma effect thereto, the Parent would be in compliance with Section 6.13;
(v)
conversions, exchanges, redemptions, repayments or prepayments of such Debt into, or for, “qualified” equity Securities; and
(vi)
any “AHYDO” catch-up payment to the extent necessary to avoid the application of Section 163(e)(5) of the Code thereto to Debt of the Parent and its Subsidiaries.
6.6
Restriction on Fundamental Changes. Change its name, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its partnership interests (whether limited or general) or membership interests, as applicable, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or Assets, whether now owned or hereafter acquired, or acquire any business or Assets from, or capital stock of, or be a party to any acquisition of, any other Person except for purchases of inventory and purchases, not constituting Investments, of other property in the ordinary course of business.

Notwithstanding the foregoing provisions of this Section:

(a)
a Loan Party or any Subsidiary may sell or otherwise transfer Assets (including any such transfer effected by means of a merger or consolidation) in accordance with the provisions of Section 6.7 hereof;
(b)
a Loan Party or any Subsidiary may make Investments (including any such Investment effected by means of a merger or consolidation) in accordance with the provisions of Section 6.3 hereof;
(c)
a Loan Party or any Subsidiary may acquire any business or Assets (other than Investments, which for the avoidance of doubt, may be permitted under clause (b) above) from any Person to the extent that (i) the Distribution by the Parent of the cash, Cash Equivalents or other Assets used to fund such acquisition would not have violated this Agreement and (ii) such acquisition would not otherwise result in an Event of Default or an Unmatured Event of Default;
(d)
a Loan Party or any Subsidiary may change its name or corporate, partnership or limited liability structure so long as, in the case of any change by a Loan Party, such change is permitted under Section 5.2(m);
(e)
any Person may merge, consolidate or reorganize with and into a Loan Party or any Subsidiary; provided that (i) if such transaction involves a Loan Party, a Loan Party is the sole surviving entity of such merger, consolidation or reorganization, (ii) if such transaction involves the Borrower, the Borrower is the sole surviving entity of such merger, consolidation or reorganization, and (iii) the consummation of such merger, consolidation or reorganization does not result in a Change of Control; and
(f)
any Subsidiary (other than the Borrower) may liquidate, wind-up or dissolve; provided that all of the proceeds of such liquidation, winding up or dissolution allocable to the direct or indirect ownership in such Subsidiary of the Parent or any other Loan Party are distributed to the direct or indirect holder of such Subsidiary’s Securities (pro rata based on ownership at the time of such liquidation, wind-up or dissolution) or to a Loan Party or a wholly owned Subsidiary of a Loan Party.
6.7
Sale of Assets. Sell, assign, transfer, convey, or otherwise dispose (including in connection with any sale and leaseback transactions) of any of its property or Assets (other than cash or Cash Equivalents) (any such transaction, a “Disposition”) except (a) Dispositions of any Assets; provided that (i) before and after giving effect to such Disposition, no Unmatured Event of Default or Event of Default has occurred and is continuing, (ii) the consideration received for such Assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Parent) and (iii) no less than 75% of the consideration thereof shall be paid in cash or Cash Equivalents; (b) so long as such Disposition would not reasonably be expected to have a Material Adverse Effect, to any Person in the ordinary course pursuant to the terms of a Benefit Plan; (c) so long as such Disposition would not reasonably be expected to have a Material Adverse Effect, in connection with the transactions contemplated by the agreements set forth on Schedule 6.7; (d) in connection with the exercise of any options or similar transactions by third parties under agreements in which the Parent or any of its Subsidiaries own an interest; (e) constituting obsolete, worn out, surplus or uneconomic assets; (f) constituting non-core assets (including business lines and divisions); (g) not in the ordinary course of business, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) (i) are less than $2,000,000 with respect to any single Disposition or series of related Dispositions and (ii) when aggregated with the proceeds of all other Dispositions under this clause (g) made within the same fiscal year, are less than $20,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Parent) and (2) no less than 75% thereof shall be paid in cash or Cash Equivalents; (h) Dispositions from (i) a Loan Party to another Loan Party or (ii) a Subsidiary that is not a Loan Party to the Parent or any Subsidiary; (i) Liens permitted by Section 6.2, Investments permitted by Section 6.3 (including Dispositions of minority Equity Interests in Subsidiaries to the extent such minority Equity Interests constitute any portion of the consideration for such Investment) and Distributions permitted by Section 6.5; (j) Dispositions of tax credits and related assets, and loans or other extensions of credit to customers and clients in the ordinary course of business; and (k) other Dispositions of immaterial assets in the ordinary course of business and consistent with past practices.
6.8
Transactions with Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any Affiliate of the Parent, in each case other than a Subsidiary of the Parent, on terms taken as a whole that are less favorable to the Parent or the relevant Subsidiary in any material respect (as reasonably determined by the Parent) than those terms that might be obtained at the time from Persons who are not such an Affiliate, or if such transaction is not one in which terms could be obtained from such other Person, on terms that are not negotiated in good faith on an arm’s length basis. In no event shall the foregoing restrictive covenant apply to (a) Debt permitted under Section 6.1, (b) Permitted Investments, (c) the execution, delivery and performance of the Management Agreements, (d) transactions contemplated by the agreements set forth on Schedule 6.8, (e) (i) transactions in the ordinary course pursuant to the terms of a Benefit Plan and (ii) compensation arrangements for officers and other employees of the Parent and its Subsidiaries entered into in the ordinary course of business, (f) (i) any investment in a Fund and (ii) any transaction between the Parent or any of its Subsidiaries and any Fund in the ordinary course of business, (g) transactions involving the use, transfer, or other Disposition of any Assets, to the extent that (i) the Distribution by the Parent of such Assets would not have violated this Agreement and (ii) such use, transfer, or other Disposition would not otherwise result in an Event of Default or an Unmatured Event of Default, (h) intercompany services agreements entered into from time to time in the ordinary course of business, (i) Dispositions permitted under Section 6.7, (j) Distributions and Restricted Junior Debt Payments permitted under Section 6.5, (k) transactions approved in good faith by the audit committee of the board of directors (or similar governing body) of the Parent (which committee shall be comprised of at least one independent member of such board of directors (or similar governing body)), (l) any transaction between the Parent or any Variable Interest Entity in the ordinary course of business or consistent with past practices and (m) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Parent and its Subsidiaries.
6.9
[Reserved].
6.10
Amendments or Waivers of Certain Documents; Actions Requiring the Consent of the Agent. Without the prior written consent of the Agent and the Required Lenders, which consent shall not unreasonably be withheld or delayed, agree to any amendment to or waiver of the terms or provisions of the Governing Documents of any Loan Party except for: (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the Securities in the applicable Loan Party, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group.
6.11
[Reserved].

6.12
[Reserved].
6.13
Financial Covenants.
(a)
Total Net Leverage Ratio. As of the last day of the most recently ended four fiscal quarter period of the Parent with respect to which financial statements have been, or were required to have been, delivered pursuant to Section 5.2(a) or (b) (commencing with the four fiscal quarter period ending September 30, 2024), permit the Total Net Leverage Ratio, to be greater than 3.50:1.00 (this clause (a), the “Leverage Covenant”).
(b)
Fee Paying Assets Under Management. Permit Fee Paying Assets Under Management as of the end of any fiscal quarter of the Parent with respect to which financial statements have been, or were required to have been, delivered pursuant to Section 5.2(a) or (b) (beginning with the fiscal quarter ending September 30, 2024) to be less than the sum of (i) $16,692,400,000 plus (ii) 70% of the aggregate amount of (A) any Fee Paying Assets Under Management acquired pursuant to any acquisitions or other investments not constituting organic growth minus (B) Fee Paying Assets Under Management acquired pursuant to the foregoing clause (ii)(A) that are Disposed of in a secondary transaction, in each case, consummated after the Restatement Effective Date and on or prior to the last day of such fiscal quarter, in the case of this clause (ii), calculated as of the date of such acquisition or other investment or Disposition, as applicable, after giving pro forma effect thereto (this clause (B), the “FPAUM Covenant”).
6.14
Restrictive Agreements. The Parent will not, and will not permit any Subsidiary that is not a Loan Party, to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Subsidiary to make or repay loans or advances to any Loan Party or the ability in any material respect to pay dividends or other distributions with respect to its Equity Interests to any Loan Party or Subsidiary of a Loan Party that holds such Equity Interests; provided that: the foregoing shall not apply to (i) restrictions existing on the Restatement Effective Date and set forth on Schedule 6.14 hereto, (ii) restrictions and conditions imposed by law, rule or regulation or by this Agreement or other Loan Documents, (iii) customary restrictions and conditions contained in agreements relating to the sale of any property pending such sale, provided that such restrictions and conditions apply only to the property that is to be sold and such sale is permitted under this Agreement, (iv) contractual restrictions (otherwise permitted under this Agreement) on the transfer of specific Assets other than cash or Cash Equivalents and restrictions on transfer of deposits and other cash and Cash Equivalents constituting collateral for specific Debt or other obligations pursuant to Liens permitted by Section 6.2, (v) restrictions under documentation governing other Debt of Subsidiaries that are not Loan Parties permitted to be incurred pursuant to Section 6.1, provided that such restrictions will not materially impair (as determined by the Parent in good faith) the Borrower’s ability to make principal and interest payments hereunder and (vi) in the case of any joint venture or special purpose vehicle or other non-wholly-owned Subsidiary of the Parent, restrictions in such Person’s organizational documents or pursuant to any joint venture agreement, stockholders agreements or similar agreement which are applicable only to such Person and its Subsidiaries.
6.15
Changes in Fiscal Year. No Loan Party shall, nor shall it permit any of its Subsidiaries to, change its fiscal year-end from the year-end for such Person as in effect on the

Restatement Effective Date unless the Parent shall have given the Agent prior written notice. Promptly after receiving such notice, the Parent and the Agent shall enter into an amendment to this Agreement (which shall not require the consent of any other party hereto) that, in the reasonable judgement of the Agent and the Parent, as nearly as practicable, preserves the rights of the parties hereto that would have happened had no such change in fiscal year occurred.
ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES
7.1
Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:
(a)
Failure to Make Payments When Due.
(i)
The Borrower shall fail to pay any amount owing hereunder with respect to the principal of any of the Loans (or cash collateralize or reimburse obligations in respect of any Letter of Credit) when such amount is due, whether at stated maturity, by acceleration, or otherwise;
(ii)
The Borrower shall fail to pay, within 5 Business Days of the date when due, any amount owing hereunder with respect to interest on any of the Loans or with respect to any other amounts (including fees, costs, or expenses), other than principal (or cash collateralization or reimbursement obligations in respect of Letters of Credit), payable in connection herewith;
(b)
Breach of Certain Covenants.
(i)
The Parent shall fail to perform or comply with any covenant, term, or condition contained in Article VI or Sections 5.2(f), 5.3 (with respect to the Borrower), 5.11 of this Agreement;
(ii)
[Reserved];
(iii)
[Reserved]; or
(iv)
any Loan Party shall fail to perform or comply with any other covenant, term, or condition contained in this Agreement or any other Loan Document to which it is a party and such failure shall not have been remedied or waived within 30 days after receipt of notice from the Agent of the occurrence thereof; provided, however, that this clause (iv) shall not apply to: (1) the covenants, terms, or conditions referred to in subsections (a) and (c) of this Section 7.1; or (2) the covenants, terms, or conditions referred to in clause (i) above of this subsection (b);
(c)
Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by the Parent under this Agreement or in any statement, document, letter, or other writing or instrument furnished or delivered by or on behalf of the Borrower or any other Loan Party to the Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete in any material respect when made, effective, or reaffirmed, as the case may be;
(d)
Involuntary Bankruptcy.
(i)
If an involuntary case seeking the liquidation or reorganization of the Borrower or any Loan Party or Material Subsidiary under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding shall be commenced against the Borrower or any Loan Party or Material Subsidiary under any other applicable law and any of the following events occur: (1) such Person consents to the institution of the involuntary case or similar proceeding; (2) the petition commencing the involuntary case or similar proceeding is not timely controverted; (3) the petition commencing the involuntary case or similar proceeding is not dismissed within 60 days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of any Loan Party or Material Subsidiary; or (5) an order for relief shall have been issued or entered therein;
(ii)
A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over the Borrower, any Loan Party or Material Subsidiary to take possession of all or a substantial portion of its Assets shall have been entered and, within 45 days from the date of entry, is not vacated, discharged, or bonded against, provided, however, that, during the pendency of such period, the Lender Group shall be relieved of their obligation to make additional Loans;
(e)
Voluntary Bankruptcy. The Borrower or any Loan Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; the Borrower or any Loan Party or Material Subsidiary shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; the Borrower or any Loan Party or Material Subsidiary shall consent to the conversion of an involuntary case to a voluntary case; or the Borrower or any Loan Party or Material Subsidiary shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Assets; the Borrower, any Loan Party or Material Subsidiary shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or any Loan Party or Material Subsidiary shall make a general assignment for the benefit of creditors;
(f)
Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of the Borrower or any Loan Party or Material Subsidiary, and such order shall remain undischarged or unstayed for a period in excess of 45 days;
(g)
Change of Control. A Change of Control shall occur;
(h)
Judgments and Attachments. Any Loan Party or Material Subsidiary shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount, net of any portion thereof that is covered by or recoverable by such Loan Party under applicable insurance policies (if any) in excess of $25,000,000 and shall not discharge, vacate, bond, or stay the same within a period of 45 days;
(i)
Guaranty. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or any Guarantor thereunder, except to the extent permitted by the terms of the Loan Documents;
(j)
Cross-Default. If there is a default under any agreement with respect to Debt of the Parent or any Subsidiary in an aggregate principal amount equal to $25,000,000 or more and such default (b) either (i) is in respect of the failure to pay such Debt at the final maturity thereof, or (ii) results in a right by the lenders, noteholders or other party or parties thereto, irrespective of whether exercised, to accelerate the maturity of such Debt or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;
(k)
[Reserved];
(l)
Collateral. (i) Any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof and termination of all Commitments) or shall be declared null and void in each case with respect to a material portion of the Collateral, or the Agent shall not have or shall cease to have a valid and perfected Lien in a material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than any such loss of perfection arises solely from (A) the Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner or (ii) any Loan Party shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;
(m)
Loan Documents. Any material provision of any Loan Document (including the guarantees of the Guarantors pursuant to Article XII hereto) shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document; and
(n)
Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect.
7.2
Remedies. Upon the occurrence of an Event of Default:

(a)
If such Event of Default arises under subsection (d) or (e) of Section 7.1 hereof, then all Commitments hereunder immediately shall terminate and all of the Obligations owing hereunder or under the other Loan Documents automatically shall become immediately due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with Section 2.8(a) hereof), without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by the Borrower; and
(b)
In the case of any other Event of Default that has occurred and is continuing, the Agent at the request of the Required Lenders, by written notice to the Borrower, may declare all Commitments hereunder terminated and all of the Obligations owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with the provisions hereof), without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

Upon acceleration, the Agent (without notice to or demand upon the Borrower, which are expressly waived by the Borrower to the fullest extent permitted by law), shall be entitled to proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents (including, without limitation, enforcing any and all Liens and security interests created pursuant to the Collateral Documents), or any other rights and remedies as are provided by law or equity. The Agent may determine, in its sole discretion, the order and manner in which the Lender Group’s rights and remedies are to be exercised. All payments received by the Agent shall be applied in accordance with Section 2.3(d)(i).

In addition to any other rights and remedies granted to the Agent and the other Secured Parties in the Loan Documents, the Agent on behalf of the Secured Parties may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Parent on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Secured Party or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Parent on behalf of itself and its Subsidiaries. The Parent further agrees on behalf of itself and its Subsidiaries, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the premises of the Parent, another Loan Party or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.2, after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Agent and the Secured Parties hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Parent on behalf of itself and its Subsidiaries waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other Disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other Disposition.

7.3
Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.22, be applied by the Agent as follows:
(i)
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agent (including fees and disbursements and other charges of counsel to the Agent payable under Sections 8.1 and 8.2 and amounts pursuant to Section 2.11(b) payable to the Agent in its capacity as such);
(ii)
second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of L/C Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Lenders (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Lenders payable under Sections 8.1 and 8.2) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)
third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed L/C Disbursements, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)
fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed L/C Disbursements, (B) to payment of that portion of the Obligations constituting obligations owing to the Secured Parties pursuant to Secured Hedge Agreements or Secured Cash Management Agreements and (C) to cash collateralize that portion of Letter of Credit Usage comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.3, Section 2.8, Section 2.10 or Section 7.2, ratably among the Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (C) above shall be paid to the Agent for the ratable account of the applicable Issuing Lender to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.3, Section 2.8, Section 2.10 and Section 7.2, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.3;
(v)
fifth, to the payment in full of all other Obligations, in each case ratably among the Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)
finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.
ARTICLE VIII

EXPENSES AND INDEMNITIES
8.1
Expenses. The Borrower shall pay (i) all reasonable, documented and invoiced out of pocket expenses incurred by the Agent and its Affiliates (without duplication), including the reasonable fees and documented charges and disbursements of a single primary counsel and to the extent reasonably determined by the Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Agent, the Issuing Lender or any Lender, including the reasonable, documented and invoiced fees, charges and disbursements of counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or in connection with the creating, perfecting, recording, maintaining and preserving of Liens in favor of the Agent.
8.2
Indemnity.
(a)
In addition to the payment of expenses pursuant to Section 8.1 hereof, and irrespective of whether the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons, the Sustainability Structuring Agent Related Persons, the Lender-Related Persons, and each Participant (collectively, the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, cleanup, removal or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials), expenses, and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), whether direct, indirect, special, or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of (i) the Commitments, the use or intended use of the proceeds of the Loans, Letters of Credit or the consummation of the transactions contemplated by this Agreement, including, but not limited to, any matter (A) relating to the payment of principal and interest and fees, (B) relating to any erroneous payment, or (C) arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by the Borrower or another Loan Party to the Agent and its counsel or (ii) any Environmental Claim relating in any way to the Parent or any of its Subsidiaries (collectively, the “Indemnified Liabilities”); provided, however, that the Borrower shall have no obligation hereunder to any Indemnitee to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Each Indemnitee will promptly notify the Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 8.2. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of the Borrower under this Section 8.2 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder.
(b)
Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or an Issuing Lender under Section 8.2(a), each Lender severally agrees to pay to the Agent or such Issuing Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or such Issuing Lender in its capacity as such.
(c)
Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower and each other Loan Party shall not assert, and hereby waives (i) any claim against the Agent, the Sustainability Structuring Agent, any Issuing Lender and any Lender, and any Related Party of any of the foregoing Persons (each, a “Lender-Related Party”) for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) and (ii) any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof. Without limiting the foregoing, no Lender-Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Lender-Related Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Lender-Related Party as determined by a final and non-appealable judgment of a court of competent jurisdiction.
ARTICLE IX

ASSIGNMENT AND PARTICIPATIONS
9.1
Assignments and Participations.
(a)
With the consent of the Agent, each Issuing Lender and the Borrower (which consent, in each case, shall not be (x) required (A) for an assignment to a Lender, an Affiliate of a Lender or any Approved Fund, (B) solely in the case of the consent of the Borrower, if an Event of Default under Sections 7.1(a), 7.1(d) or 7.1(e) has occurred and is continuing or (C) solely in the case of the consent of any Issuing Lender, for an assignment of Term Loans or Term Loan Commitments or (y) unreasonably withheld, conditioned or delayed), any Lender may assign and delegate to one or more assignees (each, an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments, the Loans and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of, with respect to (x) the Revolving Commitments or Revolving Loans, $5,000,000 (or the remaining amount of any Lender’s Commitment or amount of Loans, if less) or (y) the Term Loans or Term Loan Commitments, $1,000,000 (or the remaining amount of any Lender’s Commitment or amount of Loans, if less); provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information including any documentation required pursuant to Sections 2.23(e), (f) and (g) with respect to the Assignee, have been given to the Borrower and the Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to the Borrower and the Agent an Assignment and Acceptance, fully executed and delivered by each party thereto, and (iii) the assigning Lender or Assignee has paid to the Agent for the Agent’s separate account a processing fee in the amount of $3,500; provided, further, that the Borrower shall be deemed to have consented to any such assignment if the Borrower does not respond within ten Business Days of a written request for its consent with respect to such assignment. Any attempted or purported sale, transfer, assignment or delegation in contravention of the consent rights noted in the immediately preceding sentence shall be prohibited and for all purposes be treated as a sale of a participation by the Lender to such Assignee. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee and the consent of the Borrower shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy at its office in the United States of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(b)
From and after the date that the Agent notifies the assigning Lender (with a copy to the Borrower) that it has received an executed Assignment and Acceptance satisfying clause (a) above and payment of the above-referenced processing fee and recordation in the Register, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 8.2 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between the Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 8.2(b) of this Agreement relating to any period prior to the effectiveness of such assignment.
(c)
Immediately upon the Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance satisfying clause (a) above and recordation in the Register, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments or the Loans arising therefrom. The Commitments and the Loans allocated to each Assignee shall reduce such Commitments or Loans of the assigning Lender pro tanto.
(d)
Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons who are not natural persons or the Parent or any of its Subsidiaries or affiliates (a “Participant”) participating interests in its Obligations, its Loans, its Commitments, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Loans, the Revolving Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or all or substantially all of the guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, the Agent, the Parent, its Subsidiaries, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. Notwithstanding the foregoing, each Participant shall be entitled to the benefits of Sections 2.13 and 2.23 (subject to the requirements and limitations therein, including the requirements under Section 2.23(e) and (f) (it being understood that the documentation required under Section 2.23(e) and (f) shall be delivered solely to the Originating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant (A) shall be subject to the provisions of Section 2.24 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.13 or 2.23, with respect to any participation, than the Originating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in applicable law that occurs after the Participant acquired the applicable participation. Each Originating Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Revolving Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Originating Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.
(e)
In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 11.11, disclose all documents and information which it now or hereafter may have relating to the Parent and its Subsidiaries and their respective businesses.
(f)
Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge or assign, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24 or any other central bank having jurisdiction over such Lender, and such Federal Reserve Bank or other central bank may enforce such pledge or security interest in any manner permitted under applicable law.
9.2
Successors.
(a)
This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). No consent to assignment by the Lenders shall release the Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 hereof and, except as expressly required pursuant to Section 9.1 hereof, no consent or approval by the Borrower is required in connection with any such assignment.

9.3
ERISA.
(a)
Each Lender (x) represents and warrants, as of the date such Person becomes a Lender party hereto, to, and (y) covenants, from the date such Person becomes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person becomes a Lender party hereto, to, and (y) covenants, from the date such Person becomes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE X

THE AGENT; THE LENDER GROUP
10.1
Appointment and Authorization of the Agent. Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Event of Default or Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Unmatured Event of Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld or delayed (or if an Event of Default has occurred and is continuing, in consultation with the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article X and Sections 8.1 and 8.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent. Notwithstanding the foregoing, solely for purposes of maintaining any security interest granted to the Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights and bound to the obligations set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest other than is necessary to give effect to the parallel debt undertaking included in any Loan Document).

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Without limiting the generality of the foregoing, where the Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of the United States of America or any state thereof, the obligations and liabilities of the Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law.

10.2
[Reserved].
10.3
Reports and Information. By becoming a party to this Agreement, each Lender:
(a)
is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each document delivered to the Agent pursuant to Sections 5.2(a), (b), (c), (d) and (f)(i) (each, a “Report” and collectively, “Reports”), and the Agent shall so furnish each Lender with such Reports,
(b)
expressly agrees and acknowledges that the Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, and
(c)
agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.11.

In addition to the foregoing: (x) any Lender may from time to time request of the Agent in writing that the Agent provide to such Lender a copy of any report or document provided by the Borrower to the Agent that has not been contemporaneously provided by the Borrower to such Lender, and, upon receipt of such request, the Agent promptly shall provide a copy of same to such Lender, and (y) to the extent that the Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Borrower, any Lender may, from time to time, reasonably request the Agent to exercise such right as specified in such Lender’s notice to the Agent, whereupon the Agent promptly shall request of the Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from the Borrower, the Agent promptly shall provide a copy of same to such Lender.

10.4
Setoff; Sharing of Payments.
(a)
If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
(b)
If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender promptly shall (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that (i) to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower, the Parent or any Subsidiary (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
10.5
Payments by the Agent to the Lenders.
(a)
All payments to be made by the Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
(b)
(i) Each Lender and Issuing Lender hereby agrees that (x) if the Agent notifies such Lender or Issuing Lender that the Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender or Issuing Lender under this Section 10.5(b) shall be conclusive, absent manifest error.
(ii)
Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)
The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender or Issuing Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)
Each party’s obligations under this Section 10.5(b) shall survive the resignation or replacement of the Agent or any transfer of rights or Obligations by, or the replacement of, a Lender or an Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

10.6
Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. No member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to the Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitments, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.
10.7
Collateral Matters.
(a)
Except with respect to the exercise of setoff rights in accordance with Section 10.4 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b)
In furtherance of the foregoing and not in limitation thereof, no Secured Hedge Agreement or Secured Cash Management Agreements will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management, enforcement or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Hedge Agreements or Secured Cash Management Agreements, as applicable, shall be deemed to have appointed the Agent to serve as administrative agent and the collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)
The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(d)
Each Lender authorizes the Agent to enter into the Collateral Documents and to take all action contemplated thereby. The Lenders and the other Secured Parties hereby irrevocably authorize the Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any intercreditor or subordination agreement expressly contemplated hereby (in form satisfactory to the Agent and deemed appropriate by it contemplated by this Agreement) with the collateral agent or other representative of holders of Debt secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral. The Lenders and the other Secured Parties irrevocably agree that (x) the Agent may rely exclusively on a certificate of a Responsible Officer of the Parent as to whether any such other Liens and intercreditor or subordination agreements are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Debt hereunder and (y) any intercreditor agreement entered into by the Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any intercreditor agreement.
10.8
Credit Bidding. The Secured Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.2 of this Agreement), (iv) the Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
10.9
Withholding Taxes. To the extent required by any applicable law, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other relevant Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by any Loan Party pursuant to Section 2.23 and without limiting or expanding the obligation of any Loan Party to do so) for all amounts paid, directly or indirectly, by the Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply all amounts at any time owing to such Lender under this Agreement, any other Loan Document or from any other sources against any amount due the Agent under this Section 10.9. The agreements in this Section 10.9 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 10.9, the term “Lender” shall include any Issuing Lender.
ARTICLE XI

MISCELLANEOUS
11.1
No Waivers, Remedies. No failure or delay on the part of the Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Agent or any Lender, or the holder of any interest in this Agreement at law, in equity, or otherwise.
11.2
Waivers and Amendments. Subject to Section 2.14(c) and (d), no amendment or waiver of any provision of this Agreement (other than an amendment pursuant to and in accordance with Section 2.18) or any other Loan Document, and no consent with respect to any departure by the Parent or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:
(a)
increase or extend any Commitment of any Lender without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Event of Default or Unmatured Event of Default shall constitute an increase in any Commitment of any Lender,
(b)
postpone, extend or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document without the written consent of each Lender adversely affected thereby,
(c)
except as provided in Section 2.19, reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender adversely affected thereby,
(d)
change “Pro Rata Share” or Section 2.3, 7.3 or 10.4 without the written consent of each Lender,
(e)
amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders without the written consent of each Lender,
(f)
change the definition of “Required Lenders” without the written consent of each Lender (or change the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender),
(g)
other than as permitted by Section 11.4 and clause (h) below, release any Loan Party from any obligation for the payment of money without the written consent of each Lender,
(h)
release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty (or subordinate liens on all or substantially all of the Collateral) without the written consent of each Lender, except in connection with a Disposition of the relevant Guarantor or such Collateral to a Person that is not a Loan Party to the extent expressly permitted by the Loan Documents and except in connection with a “credit bid” undertaken by the Agent at the direction of the Required Lenders pursuant to Section 363(k) or Section 1129(b)(2)(a)(ii) of the Bankruptcy Code or otherwise under the Bankruptcy Code or other sale or Disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Loan Documents (in which case only the consent of the Required Lenders will be needed for such release), or

(i)
subordinate (x) the priority of any payments in respect of any of the Obligations to any other Debt or (y) the priority of any Liens securing the Obligations to any Liens securing any other Debt, in each case, without the written consent of each Lender;

provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent or the respective Issuing Lender, as applicable, affect the rights or duties of the Agent or such Issuing Lender, as applicable, under this Agreement or any other Loan Document.

The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of the Borrower, shall not require consent by or the agreement of the Borrower.

The foregoing to the contrary notwithstanding, an amendment to this Agreement to effectuate an Approved Increase shall only require the consent of the Borrower, the Agent and the new Lenders and shall not require the consent of any other Lender.

Notwithstanding the foregoing, only the Required Revolving Lenders (in lieu of the Required Lenders) shall have the ability to waive, amend, supplement or modify (x) any condition precedent to a borrowing of Revolving Loans (or issuance, extension or renewal of any Letter of Credit) pursuant to Section 3.2 of this Agreement or (y) any other provision affecting the Revolving Commitments, Revolving Loans and the Revolving Credit Facility so long as such waiver, amendment, supplement or modification does not directly and adversely affect any other Class of Lenders in any material respect as to any other Class of Lenders.

Notwithstanding anything in this Agreement to the contrary, (i) to the extent any waiver, amendment or modification of any provision of this Agreement or any other Loan Document affects the Lenders of a particular Class, but does not affect the Lenders of any other Class, such waiver, amendment or modification shall require the consent of the Required Lenders of such Class (but not any other Lenders) and (ii) no waiver, amendment or modification of any provision of this Agreement or any other Loan Document that materially adversely affects the Lenders of a Class in a manner that does not affect other Classes shall not be effective against the Lenders of such Class unless the Required Lenders of such Class (in addition to any other percentage of Lenders required to consent to such waiver, amendment or modification) shall have consented to such waiver, amendment or modification; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document.

If any action to be taken by the Lender Group or the Agent hereunder requires the greater than majority or unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement or if any Lender is a Defaulting Lender hereunder, then, if no Event of Default has occurred and is continuing, the Borrower, upon at least 5 Business Days’ prior irrevocable notice to the Holdout Lender or

Defaulting Lender, may permanently replace the Holdout Lender or Defaulting Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender or Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender or Defaulting Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or such Defaulting Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of any participation in any Letter of Credit Usage) without any premium or penalty of any kind whatsoever. If the Holdout Lender or Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Defaulting Lender shall be made in accordance with the terms of Section 9.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Revolving Commitments, and the other rights and obligations of the Holdout Lender or Defaulting Lender hereunder and under the other Loan Documents, the Holdout Lender or Defaulting Lender, as applicable, shall remain obligated to make its Pro Rata Share of Loans and to purchase a participation in each Letter of Credit, in accordance with this Agreement.

11.3
Notices. Except as otherwise provided herein, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and certain other documents to be furnished pursuant hereto, which may be sent as provided herein) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by courier, electronic mail (at such e-mail addresses as a party may designate in accordance herewith), or facsimile and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated on Schedule 11.3 attached hereto.
11.4
Release of Liens and Guarantees. In the event that the Borrower or any Guarantor disposes of any assets or property owned by the Borrower or such Guarantor to any person other than a Loan Party in a transaction permitted by this Agreement, any Liens granted with respect to such assets or property pursuant to any Loan Document shall automatically and immediately terminate and be released. In addition, a Guarantor shall automatically be released from its obligations under Article XII and otherwise under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary or becomes an Excluded Subsidiary (other than pursuant to clause (v) of the definition of “Excluded Subsidiary”), in each case, in a transaction permitted by this Agreement. In connection with any termination or release pursuant to this Section, and in connection with any Collateral becoming Excluded Assets (as defined in the Pledge and Security Agreement), after receipt of documentation and certificates reasonably requested by the Agent, the Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to file or register in any office, or to evidence, such termination or release, or, in the case of Collateral becoming Excluded

Assets (as defined in the Pledge and Security Agreement), to effect, to file or register in any office, or to evidence the release of any security interest created by the Collateral Documents in such assets. In addition, the Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens granted pursuant to the Collateral Documents after receipt of documentation and certificates reasonably requested by the Agent and security interests created by the Loan Documents when all the Obligations (other than contingent obligations for which no claim has been asserted and letters of credit that have been cash collateralized or to which other arrangements have been made, in each case, in a manner reasonably satisfactory to the Issuing Lender and the Agent and other than obligations under Secured Hedging Agreements and Secured Cash Management Agreements which are not yet due and payable) have been paid in full and all Commitments and Letters of Credit terminated. Each of the Secured Parties irrevocably authorizes the Agent, at its option and in its discretion, to effect the releases set forth in this Section. The Lenders authorize the Agent to (x) release or subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.2(q) to the extent required by the terms of the obligations secured by such Liens and in each case pursuant to documents reasonably acceptable to the Agent and (y) provide a written acknowledgment to the lender (or agent for the benefit of the lenders) of any indebtedness of a Fund secured by a Lien granted by a Loan Party (as permitted by Section 6.2(h)(x)) on assets excluded from constituting Collateral pursuant to clause (l) of Section 2.2 of the Pledge and Security Agreement, that the assets covered by such Lien do not constitute Collateral, subject to the receipt by the Agent, in form and substance reasonably satisfactory to the Agent, of such certifications of, and other assurances from, such Loan Party (or the Parent) with respect to such matters as the Agent may reasonably request.
11.5
Headings. Article and Section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement.
11.6
Counterparts; Integration; Effectiveness; Electronic Execution.
(a)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)
Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.3), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Related Party of any Lender for any liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.7
GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT: (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
11.8
JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP OR THE BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK (OTHER THAN WITH RESPECT TO ACTIONS BY THE AGENT OR OTHER SECURED PARTY IN RESPECT OF RIGHTS UNDER ANY COLLATERAL AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO). THE BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.8 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO ACTIONS BY THE AGENT OR OTHER SECURED PARTY IN RESPECT OF RIGHTS UNDER ANY COLLATERAL AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO). TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON SCHEDULE 11.3 ATTACHED HERETO (PROVIDED THAT THE AGENT AND THE SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT).
11.9
WAIVER OF TRIAL BY JURY. THE BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN

DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
11.10
Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.
11.11
Confidentiality. The Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Parent, the Loan Parties and their respective Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by the Agent and the Lenders in a confidential manner, used only in connection with this Agreement and in compliance with applicable laws, including United States federal or state securities laws, and shall not be disclosed by the Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group and any of their respective officers, directors, employees, counsel, accountants, auditors and other representatives; provided that in the case of the foregoing clauses (a) and (b), such Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (c) as may be required by statute, decision, or judicial or administrative order, rule, regulation or any Governmental Authority (other than any state, federal or foreign authority or examiner regulating banks or banking); provided that, to the extent it may lawfully do so, the Agent or any such Lender shall notify the Parent of such requirement prior to any disclosure of such information to a party that the Agent or such Lender reasonably believes may not keep such information confidential and shall reasonably cooperate with the Parent in any lawful effort by the Parent to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (d) as may be agreed to in advance by the Parent or its Subsidiaries or as requested or required by any Governmental Authority (other than any state, federal or foreign authority or examiner regulating banks or banking) pursuant to any subpoena or other legal process; provided that, to the extent it may lawfully do so, the Agent or any such Lender shall notify the Parent of such requirement prior to any disclosure of such information to a party that the Agent or such Lender reasonably believes may not keep such information confidential and shall reasonably cooperate with the Parent in any lawful effort by the Parent to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (e) as requested or required by any state, federal or foreign regulatory or other authority or examiner regulating banks or banking, (f) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Agent or the Lenders), (g) to any potential swap or derivative counterparty to any swap or derivative transaction relating to the Parent or any of its affiliates or any of its obligations or in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such potential swap or derivative counterparty, assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee is reasonably expected to be an actual swap or derivative counterparty or permitted assignee, purchaser, participant, or pledgee hereof and shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (h) the Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Revolving Commitments, (i) to any other party to this Agreement, (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (k) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (l) with the consent of the Parent and (m) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents or enforcement of any the Agent’s, Issuing Lender’s or Lender’s rights under the Loan Documents. The provisions of this Section 11.11 shall survive for 2 years after the payment in full of the Obligations. Notwithstanding the foregoing, confidential information shall not include, as to any the Agent or Lender, information independently developed by such Person or its Affiliates, information that was in such Person’s and/or Affiliates possession prior to the Restatement Effective Date and was not known by such Person or its Affiliates to be from a confidential source and information that is provided to such Person and/or its Affiliates after the Restatement Effective Date from any source without a known obligation of confidentiality to the Parent and its Affiliates.
11.12
Complete Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement and shall not be contradicted or qualified by any other agreement, oral or written, before the Restatement Effective Date.
11.13
USA Patriot Act Notice. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.
11.14
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.
11.15
Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan

Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.23, 8.1 and 8.2 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
11.16
Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.17
No Fiduciary Duties. Each of the Loan Parties hereby acknowledges and agrees that the Agent, the Issuing Lenders and the Lenders may have economic interests that conflict with those of the Loan Parties and/or their Affiliates and nothing in this Agreement or any other Loan Document creates any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent, the Issuing Lenders and Lenders, on the one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of creditor and debtor.
11.18
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.19
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XII

GUARANTY
12.1
Guaranty of Payment. Subject to Section 12.7, each Guarantor hereby unconditionally and irrevocably and jointly and severally guarantees to the Agent, for the benefit of the Lenders and the Issuing Lenders, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). Any payment hereunder shall be made at such place and in the same currency as such relevant Obligation is payable. This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

12.2
Obligations Unconditional.
(a)
Guarantee Absolute. The obligations of the Guarantors under this Article XII are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Loan Parties under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Obligations now existing or in the future arising. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge, terminate, alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(i)
at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)
any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)
any application by any member of the Lender Group of the proceeds of any other guaranty of or insurance for any of the Obligations to the payment of any of the Obligations;
(v)
any settlement, compromise, release, liquidation or enforcement by any member of the Lender Group of any of the Obligations;
(vi)
the giving by any member of the Lender Group of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any Disposition of any Securities by the Borrower or any other Person;
(vii)
the exercise by any member of the Lender Group of any of their rights, remedies, powers and privileges under the Loan Documents;

(viii)
the entering into any other transaction or business dealings with the Borrower or any other Person; or
(ix)
any combination of the foregoing.
(b)
Waiver of Defenses. The enforceability of this Agreement and the liability of the Guarantors and the rights, remedies, powers and privileges of the Lender Group under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:
(i)
the illegality, invalidity or unenforceability of any of the Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Obligations;
(ii)
any disability or other defense with respect to any of the Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Guarantor relating thereto;
(iii)
the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Obligations;
(iv)
the cessation, for any cause whatsoever, of the liability of the Borrower or any Guarantor with respect to any of the Obligations;
(v)
any failure of any member of the Lender Group to marshal assets, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Guarantor under this Agreement, the Lender Group being under no obligation to take any such action notwithstanding the fact that any of the Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;
(vi)
any counterclaim, set-off or other claim which the Borrower or any Guarantor has or claims with respect to any of the Obligations;
(vii)
any failure of any member of the Lender Group to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;
(viii)
any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts. or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Obligations (or any interest on any of the Obligations) in or as a result of any such proceeding;

(ix)
any action taken by any member of the Lender Group that is authorized by this Section or otherwise in this Agreement or by any other provision of any Loan Document, or any omission to take any such action; or
(x)
any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Obligations.
(c)
Waiver of Counterclaim. The Guarantors expressly waive, to the fullest extent permitted by law, for the benefit of the Lender Group, any right of setoff and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand of payment or performance, protest, notice of nonpayment or nonperformance, notice of protest, notice of dishonor and all other notices or demands whatsoever, and any requirement that any member of the Lender Group exhaust any right, power, privilege or remedy or proceed against the Loan Parties under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurrence or assumption of new or additional Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.
(d)
Other Waivers. Each Guarantor expressly waives, to the fullest extent permitted by law, for the benefit of the Lender Group, any right to which it may be entitled:
(i)
that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Obligations prior to any amounts being claimed from or paid by such Guarantor;
(ii)
to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Guarantor; and
(iii)
to have its obligations hereunder be divided among the Guarantors, such that each Guarantor’s obligation would be less than the full amount claimed.
12.3
Modifications. Each Guarantor agrees to the fullest extent permitted by applicable law that (a) all or any part of any security which hereafter may be held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Agent, the Lenders and the Issuing Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests or Liens which hereafter may be held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of this Agreement or any other Loan Document may be modified, amended or waived; (f) any party liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
12.4
Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Agent, the Lenders and the Issuing Lenders, and of all Loans made to the Borrower by the Lenders and Letters of Credit issued by the Issuing Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Obligations, or the Agent’s, Lenders’ or Issuing Lenders’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Borrower might otherwise be entitled in connection with the guaranty evidenced by this Section 12.4; and (f) demand for payment under this guaranty.
12.5
Reinstatement. The obligations of each Guarantor under this Section 12.5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Lenders on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent, Lenders and Issuing Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
12.6
Remedies. Each Guarantor agrees to the fullest extent permitted by applicable law that, as between such Guarantor, on the one hand, and the Agent, Lenders and Issuing Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other person) shall forthwith become due and payable by such Guarantor.
12.7
Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).
12.8
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations; provided that each Qualified ECP Guarantor shall only be liable under this Section 12.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.8, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 12.8 shall remain in full force and effect until the satisfaction and discharge of all Obligations. The Borrower and each Qualified ECP Guarantor intends that this Section 12.8 constitute, and this Section 12.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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